                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                              ENCAD, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                   ENCAD, INC.

                           6059 CORNERSTONE COURT WEST

                           SAN DIEGO, CALIFORNIA 92121


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JULY 20, 2000

On Thursday, July 20, 2000, ENCAD, Inc., a Delaware corporation, will hold its 2000 annual meeting of stockholders at the Wyndham Garden Hotel, 5975 Lusk Boulevard, San Diego, California 92121. The meeting will begin at 2:00 p.m., Pacific Daylight Time (local time).

Only stockholders who owned stock at the close of business on May 26, 2000 are entitled to notice of and to vote at this meeting, or any adjournments or postponements that may occur. At the meeting, stockholders will consider and vote upon the following matters which are more fully described in the accompanying proxy statement:

         1.    Election of the Board of Directors.

         2. Approval of an amendment to the 1999 Stock Option/Stock Issuance Plan to increase the number of shares reserved for issuance under the plan by an additional 750,000 shares, from 580,000 shares currently reserved for the plan to a total of 1,330,000 shares.

         3. Approval of an amendment to the 1999 Stock Option/Stock Issuance Plan to provide for automatic annual increases in the number of shares authorized for issuance under the plan by the lesser of
               (a) four percent of the then outstanding shares of Common Stock or (b) 750,000 shares, with such increases to commence on January 1, 2001 and to continue on the first day of January of each year thereafter.

         4. Approval of an amendment to the 1993 Employee Stock Purchase Plan to increase the number of shares authorized to be purchased under the plan by an additional 200,000 shares, from 520,000 shares currently reserved for the plan to a total of 720,000 shares.

         5. Approval of an amendment to the 1993 Employee Stock Purchase Plan to provide for automatic annual increases in the number of shares authorized for issuance under the plan by the lesser of
               (a) one percent of the then outstanding shares of Common Stock, or (b) 175,000 shares, with such increases to commence on January 1, 2001 and to continue on the first day of January of each year thereafter.

         6. Ratification of the appointment of Deloitte & Touche LLP as ENCAD's independent auditors for the year ending December 31, 2000.

         7. Transaction of such other business as may properly be presented at the meeting or any adjournments or postponements that may occur.


All stockholders are cordially invited to attend the meeting in person. Regardless of whether you plan to attend the meeting, you are urged to sign and date the enclosed proxy which is solicited by your Board of Directors, and return it promptly in the accompanying envelope, postage for which has been provided if mailed in the United

States. The prompt return of proxies will ensure a quorum and save us the expense of further solicitation. Any stockholder returning the enclosed proxy may revoke it prior to its exercise by voting in person at the meeting or by filing with our Corporate Secretary a written revocation or a duly executed proxy bearing a later date.

                                            By order of the Board of Directors,

                                            /s/ Thomas L. Green

                                            Thomas L. Green, Esq.
                                            Corporate Secretary

San Diego, California
June 8, 2000
















-------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy and return it as promptly as possible in the enclosed envelope. No postage is required if mailed in the United States.

-------------------------------------------------------------------------------

                                   ENCAD, INC.

                           6059 CORNERSTONE COURT WEST

                           SAN DIEGO, CALIFORNIA 92121

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 20, 2000

                                TABLE OF CONTENTS


GENERAL INFORMATION...........................................................................................1

SOLICITATION OF PROXIES AND VOTING............................................................................1

PROPOSAL 1 - ELECTION OF DIRECTORS............................................................................2

PROPOSAL 2 - APPROVAL OF AMENDMENT TO THE 1999 STOCK OPTION/STOCK
ISSUANCE PLAN TO INCREASE AUTHORIZED SHARES...................................................................4

PROPOSAL 3 - APPROVAL OF AMENDMENT TO THE 1999 STOCK OPTION/STOCK
ISSUANCE PLAN FOR AUTOMATIC ANNUAL INCREASES IN AUTHORIZED SHARES............................................13

PROPOSAL 4 - APPROVAL OF AMENDMENT TO THE 1993 EMPLOYEE STOCK PURCHASE
PLAN TO INCREASE AUTHORIZED SHARES...........................................................................14

PROPOSAL 5 - APPROVAL OF AMENDMENT TO THE 1993 EMPLOYEE STOCK PURCHASE
PLAN FOR AUTOMATIC ANNUAL INCREASES IN AUTHORIZED SHARES.....................................................17

PROPOSAL 6 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS...............................................18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............................................19

BOARD OF DIRECTORS...........................................................................................20

EXECUTIVE OFFICERS...........................................................................................21

COMPENSATION OF EXECUTIVE OFFICERS...........................................................................22

SUMMARY COMPENSATION TABLE...................................................................................25

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION...............................................30

LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS.........................................................33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................................................33


                                                     i


SUBMISSION OF STOCKHOLDER PROPOSALS..........................................................................34

FINANCIAL STATEMENTS.........................................................................................34

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE......................................................34

OTHER MATTERS................................................................................................35


                                 PROXY STATEMENT

                                     FOR THE

                       2000 ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                                   ENCAD, INC.

                               GENERAL INFORMATION


         This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of ENCAD, Inc., a Delaware corporation. The proxies will be used at our upcoming annual meeting of stockholders to be held at the Wyndham Garden Hotel, 5975 Lusk Boulevard, San Diego, California 92121, on Thursday, July 20, 2000, at 2:00 p.m., Pacific Daylight Time (local time), and at any adjournments or postponements thereof, for the purposes described in the preceding notice. We anticipate that this proxy statement and the accompanying proxy will be mailed to our stockholders on or about June 8, 2000.


                       SOLICITATION OF PROXIES AND VOTING


SOLICITATION

         The expense of printing and mailing these proxy materials will be borne by us. We have contracted with Corporate Investor Communications, Inc. to assist in solicitation of proxies for the meeting. Corporate Investor Communications will mail a search notice to banks, brokers, nominees and street-name accounts to develop a listing of stockholders, distribute proxy materials to brokers and banks for subsequent distribution to the beneficial owners of the stock, and solicit proxy responses from holders of our common stock. The anticipated cost of the proxy solicitation by Corporate Investor Communications is $5,000. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding these proxy materials to the beneficial owners of our common stock as of the record date (defined below). No additional compensation will be paid for such services.


STOCKHOLDERS ENTITLED TO VOTE

         Only stockholders of record as of the close of business on the record date of May 26, 2000 will be entitled to vote at the meeting. As of the record date, there were issued and outstanding 11,817,825 shares of our common stock, $0.001 par value. No shares of our preferred stock, $0.001 par value, were outstanding at that time.


QUORUM AND VOTING

         The required quorum for the transaction of business at the meeting is the presence, in person or by proxy, of the holders of a majority of shares of our common stock issued and outstanding on the record date. Each stockholder is entitled to one vote for each share of stock owned on the record date. On all matters properly brought before the meeting, other than the election of directors, a vote in favor by a majority of shares represented in person or by proxy at the meeting and entitled to vote on the item constitutes approval of that item by the stockholders, unless the vote of a greater number is required by Delaware General Corporation Law or our charter documents. Directors are elected by a plurality of votes of shares represented in person or by proxy at the meeting and entitled to vote on the election of directors. Accordingly, the six director nominees receiving the highest number of votes of the shares entitled to vote at the meeting will be elected.

          On any matter other than the election of directors, stockholders may vote part of their shares in favor of a proposal and refrain from voting the remaining shares or vote them against the proposal. If a stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares that the stockholder is entitled to vote. No stockholder is entitled to cumulate votes (i.e., to cast a number of votes greater than the number of the stockholder's shares for any one or more candidates).

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

VOTING AND REVOCABILITY OF PROXY

         If the enclosed proxy is properly signed and received by us prior to the meeting, the proxy will be voted as directed by the stockholder. If no instructions are given on the executed proxy, the proxy will be voted in favor of the election of the nominees for the board (Proposal 1), and also in favor of Proposals 2, 3, 4, 5 and 6 as described in this proxy statement. The persons named in the proxy will have discretionary authority to vote the proxy with respect to additional matters that are properly presented at the meeting.

         Any stockholder returning the enclosed proxy may revoke it prior to its exercise by voting in person at the meeting or by filing with our Corporate Secretary a written revocation or a duly executed proxy bearing a later date.



                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Six individuals have been nominated for election to the board at the meeting. If elected, they will hold office until their term has expired or until their successors are duly elected and qualified. Under our bylaws, the number of directors is established by resolution of the board. In 1998, the board fixed the number of directors at six. Each of the six directors currently serving on the board, listed below, has agreed to stand for re-election at the meeting and to serve until the next annual meeting of stockholders or until his respective successor is elected or appointed.

         Unless individual stockholders specify otherwise, each returned proxy will be voted for the election of the nominees listed below, or for as many nominees of the board as possible. Such votes will be distributed among the nominees in the manner the persons named in the proxy deem appropriate.

         If, however, any of the nominees are unable to serve or, for good cause, decline to serve at the time of the meeting, the persons named in the proxy will exercise discretionary authority to vote for substitutes. The board is not currently aware of any circumstances that would render any nominee unavailable for election.


NOMINEES FOR ELECTION AS DIRECTOR



DAVID A. PURCELL                           CHAIRMAN OF THE BOARD, PRESIDENT AND
AGE: 62                                                 CHIEF EXECUTIVE OFFICER



         Mr. Purcell has served as our Chairman of the Board, a director and our Chief Executive Officer since ENCAD was founded in November 1981. Mr. Purcell was also President from ENCAD's inception until June 1995, and from November 1998 to the present. Currently, he is a member of the board of directors of Metallic Power Inc., a privately-held company. Prior to founding ENCAD, Mr. Purcell served in varying capacities, including District, Regional and National Sales Manager at Union Carbide's Electronics Division from 1964 to 1969. In 1969 he founded Celtec, a technical manufacturers' representative company, and served as its Chief Executive Officer. He is also a co-founder of two other companies: Bishop Electronics, a manufacturer of precision capacitors, and Ryno Electronics, Inc., an electronics distribution company ultimately acquired by Western Microtechnology in 1986. Mr. Purcell attended Nasson College and California State College-Fresno.


ROBERT V. ADAMS                                                        DIRECTOR
AGE:  68



         Mr. Adams has been a director since December 1994. Currently, Mr. Adams is Chairman of the Board of Documentum, a publicly-traded software company that develops document management systems. He is also a director of two other publicly-traded companies, Tekelec, a supplier of software and equipment for communication products and services, and Peerless Systems Corporation, a provider of software-based embedded imaging systems. Mr. Adams was previously President, Chief Executive Officer and Senior Principal of Xerox Technology Ventures, a division of Xerox Corporation where he held numerous management positions from 1965 to 1999, including President and General Manager of the Printing Systems Division, Corporate Vice President and President of Xerox Systems Group and Executive Vice President overseeing the Corporate Strategy Office and Custom Systems Division. Mr. Adams holds an undergraduate degree in Mechanical Engineering from Purdue University and an MBA from the University of Chicago.



CRAIG S. ANDREWS                                                       DIRECTOR
AGE:  47



         Mr. Andrews has served as a director since June 1996. In May 2000 he became Vice President of Business Development and General Counsel for AirFiber, Inc., a privately-held corporation. Previously Mr. Andrews was a partner with the law firm of Brobeck, Phleger & Harrison LLP from 1997 to May 2000 where he served as the leader of its Business and Technology Group from 1998 to 1999. He is currently a director of four privately-held companies and a director of Rubio's Restaurants, Inc., a publicly-traded corporation engaged in operating and franchising restaurants. In January 2000, Mr. Andrews retired from his position as director of Collateral Therapeutics, Inc., a publicly-traded corporation which develops and commercializes non-surgical gene therapy products. Mr. Andrews holds an undergraduate degree in Political Science/Economics from the University of California, Los Angeles and a JD from the University of Michigan.


RONALD J. HALL                                                         DIRECTOR
AGE:  60



         Mr. Hall has served as a director since December 1993. Since 1990, Mr. Hall has been managing general partner of Hall Capital Management of Mission Viejo, California and was previously with First Interstate Venture Capital Corporation from 1986 to 1990. Mr. Hall was also a general partner of Weiss, Peck & Greer, a New York City-based venture capital and money management firm, and with the venture capital operation of Bank of America. Mr. Hall holds an undergraduate degree in Industrial Management from Brigham Young University and an MBA in Finance from the University of California, Los Angeles.


HOWARD L. JENKINS                                                      DIRECTOR
AGE:  63



         Mr. Jenkins has been a director since December 1993. Since 1976, Mr. Jenkins has been President of Jenkins Machinery Co., a tractor and machinery dealership serving California and Nevada. He is also managing general partner of Jenkins Ranch. Previously, Mr. Jenkins had been a board member of Alex Brown Financial Group. Mr. Jenkins holds an undergraduate degree in Business Administration from Eastern Washington University.


CHARLES E. VOLPE                                                       DIRECTOR
AGE:  62



         Mr. Volpe has served as a director since December 1995. Mr. Volpe is currently a director of Kemet Electronics Corp. and its parent, Kemet Corporation, a publicly-traded electronic components manufacturing company, where he held numerous management positions from 1970 until retiring as President and Chief Operating Officer in 1996. Prior to joining Kemet in 1966, Mr. Volpe was with the Micro Switch Division of Honeywell, Inc. In addition to being a director of Kemet, Mr. Volpe is also a director of Trend Technologies, Inc., a privately-held company providing custom enclosures and components to the electronics industry. Mr. Volpe holds an undergraduate degree in Mechanical Engineering from Rochester Institute of Technology.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                  THAT YOU VOTE FOR THE NOMINEES FOR DIRECTORS
                          WHICH IS ITEM 1 ON THE PROXY.


                                   PROPOSAL 2

                     APPROVAL OF AMENDMENT TO THE 1999 STOCK
               OPTION/STOCK ISSUANCE PLAN TO INCREASE AUTHORIZED
                                     SHARES

         You are being asked to approve an amendment to the 1999 Stock Option/Stock Issuance Plan which will increase the total number of shares of common stock authorized for issuance under the plan by an additional 750,000 shares, from 580,000 shares to a total of 1,330,000 shares. The amendment will become effective immediately upon stockholder approval.

         The 1999 Stock Option/Stock Issuance Plan was adopted by the board on February 10, 1999 and was approved by stockholders on May 19, 1999. It is a comprehensive equity incentive program designed to attract and retain the services of individuals essential to our company's long-term growth and financial success. The plan allows us to provide officers and other key employees, non-employee board members, consultants and other independent advisors with the opportunity to acquire a meaningful equity interest in our company through awards of stock under the plan over their period of continued service with us. The board is requesting the increase in shares authorized for issuance under the plan in order to maintain an adequate number of shares to offer competitive compensation packages to potential employees and other skilled individuals, as well as to provide key personnel with an incentive to remain with the company. The board also believes that the acquisition of an equity interest in the company will encourage employees to devote their best efforts towards building a successful business.

         The following is a summary of the principal features of the 1999 Stock Option/Stock Issuance Plan, as amended. This summary, however, does not purport to be a complete description of the plan. Copies of the actual plan will be furnished to any stockholder upon written request to our Corporate Secretary at our offices located in San Diego, California.

SUMMARY OF THE 1999 STOCK OPTION/STOCK ISSUANCE PLAN

         STRUCTURE

         The 1999 Stock Option/Stock Issuance Plan consists of four separate equity incentive programs:

         - The discretionary grant program under which eligible individuals in our employ or service may, at the discretion of the plan administrator, be granted stock options to purchase shares of common stock or stock appreciation rights covering such shares;

         - The automatic option grant program under which eligible non-employee board members will automatically receive option grants to purchase shares of common stock at designated intervals over their period of board service;

         - The stock issuance program under which eligible persons may, at the discretion of the plan administrator, be issued shares of common stock directly, either upon the attainment of designated milestones or the completion of specified service requirements, or as a fully-vested bonus for past services rendered to us; and

         - The reload option grant program under which eligible persons may, at the discretion of the plan administrator, be granted options with a special feature which will automatically trigger new option grants to the extent the original options are exercised through the delivery of previously acquired shares of common stock.

         The principal features of each program are described below.


         ADMINISTRATION

         The Plan is currently administered by the Compensation Committee with respect to the discretionary grant, stock issuance and reload option grant programs; however, one or more additional board committees may be appointed to administer those programs with respect to certain designated classes of individuals in our service. The term "plan administrator" as used in this summary will mean the Compensation Committee and any other appointed committee acting within the scope of its administrative authority under the 1999 plan. Administration of the automatic option grant program is self-executing in accordance with the express provisions of that program, and no plan administrator will exercise any discretion with respect to such program.


         ELIGIBILITY

         Officers and other employees, non-employee board members, consultants and other independent advisors in the service of ENCAD, or any parent or subsidiary corporation (whether now existing or subsequently established) are eligible to participate in the discretionary grant, stock issuance and reload option grant programs. Only non-employee board members are eligible to participate in the automatic option grant program.

         As of February 29, 2000, 11 executive officers, approximately 383 other employees and five non-employee board members were eligible to participate in the discretionary grant, stock issuance and reload option grant programs. The five non-employee board members were also eligible to participate in the automatic option grant program.


         SHARE RESERVE

         Currently, 580,000 shares of ENCAD common stock are reserved for issuance under the 1999 Stock Option/Stock Issuance Plan. The shares issuable under the plan are available either from our authorized but unissued common stock or from common stock reacquired by us, including shares purchased in the open market.

         Assuming the 750,000 share increase which is the subject of this proposal is approved by our stockholders, the maximum number of shares of common stock reserved for issuance over the ten year term of the plan, measured from the effective date of the plan, will increase to 1,330,000 shares. In addition, if the amendment proposed under Proposal 3 below is also approved by our stockholders, the share reserve under the plan will automatically increase on the first day of January of each calendar year, beginning with the 2001 calendar year, by an amount equal to the lesser of four percent of the then outstanding shares of common stock or 750,000 shares.

         As of February 29, 2000, options for 35,000 shares were outstanding, no options had been exercised, and 545,000 shares remained available for future issuance under the plan. Assuming stockholder approval of the proposed 750,000 share increase, 1,295,000 shares will become available for future issuance.

         To the extent any of the options granted under the plan are subsequently exercised, the number of shares issued upon the exercise of those options will reduce, on a share-for-share basis, the number of shares available for issuance under the plan. Should an outstanding option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not exercised will become available for subsequent issuance under the plan. Unvested shares issued under the plan that are subsequently repurchased by us are added back to the share reserve and will be available for subsequent issuance under the plan. Shares subject to any stock appreciation rights exercised under the plan will not be available for subsequent issuance.

         No one participant in the plan may receive stock option grants, separately exercisable stock appreciation rights, or direct stock issuances for more than 250,000 shares of common stock in the aggregate per calendar year.

         VALUATION

         For purposes of establishing the exercise price for stock options and stock appreciation rights and for all other valuation purposes under the 1999 plan, the fair market value per share of common stock under the 1999 plan on any relevant date will be the closing selling price per share of our common stock reported on the Nasdaq National Market on that date. The closing selling price of our common stock on February 29, 2000 was $6.438 per share.


DISCRETIONARY GRANT PROGRAM

         STOCK OPTIONS

         The options granted under the discretionary grant program may be either incentive stock options under the federal tax laws or non-statutory options. Each option has an exercise price per share of not less than 100 percent of the fair market value per share of common stock on the grant date. No granted option has a term in excess of ten years. Each option will normally become exercisable for fully vested shares in a series of installments over a specified period of service measured from the grant date. One or more options may be structured so that the shares acquired under those options are unvested and subject to repurchase by us at the exercise price paid per share should the optionee cease service with us prior to vesting of those shares.

         Options are generally not assignable or transferable other than by will or the laws of inheritance. During the optionee's lifetime, the option may be exercised only by the optionee. The plan administrator, however, may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan. No option holder has any stockholder rights with respect to the option shares until the option is exercised and the exercise price is paid for the shares.

         The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date. The option may also be exercised through a cashless exercise procedure in which the optionee provides irrevocable instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to us, out of the sale proceeds available on the settlement date, an amount equal to the aggregate exercise price payable for the purchased shares plus all applicable withholding taxes.

         Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to purchase vested shares. The plan administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding.


         STOCK APPRECIATION RIGHTS

         Three types of stock appreciation rights are authorized for issuance under the discretionary grant program:

         - Tandem rights, which require the option holder to elect between the exercise of the underlying option for shares of common stock and the surrender of that option for an appreciation distribution;

         - Stand-alone stock appreciation rights not tied to an option grant but with a base price per share equal to the fair market value per share of common stock on the grant date; and

         - Limited stock appreciation rights which become exercisable upon the occurrence of a hostile take-over.

         The appreciation distribution payable by us upon the exercise of a tandem stock appreciation right is equal in amount to the excess of (1) the aggregate fair market value on the option surrender date of the shares of common stock in which the optionee is at the time vested under the surrendered option over (2) the aggregate exercise price payable for those vested shares. Such appreciation distribution may, at the plan administrator's discretion, be made in cash or in shares of common stock valued at fair market value on the exercise date or partly in shares and partly in cash.

         The appreciation distribution payable by us upon the exercise of a stand-alone stock appreciation right is equal in amount to the excess of (1) the aggregate fair market value on the exercise date of the shares of common stock underlying the exercised right over (2) the aggregate base price in effect for those shares. Such appreciation distribution may, at the plan administrator's discretion, be made in cash or in shares of common stock valued at fair market value on the exercise date. The base price in effect for each stand-alone right may not be less than the fair market value per share of common stock on the date that right is granted.

         One or more officers subject to the short-swing profit restrictions of the federal securities laws may be granted, at the discretion of the plan administrator, limited stock appreciation rights in connection with their option grants under the discretionary grant program. Each option with a limited stock appreciation right may be surrendered to us upon the successful completion of a hostile tender offer for more than 50 percent of our outstanding voting stock. In return, the optionee will be entitled to a cash distribution in an amount per surrendered option share equal to the excess of
(1) the greater of (a) the fair market value per share of common stock on the date the option is surrendered in connection with hostile tender offer or (b) the highest price per share of common stock paid in the tender offer over (2) the option exercise price per share.

         Shares subject to stock appreciation rights exercised under the 1999 plan are not available for subsequent issuance.


AUTOMATIC OPTION GRANT PROGRAM

         Under the automatic option grant program, each individual will at the time he or she first becomes a non-employee board member, whether through election by the stockholders or appointment by the board, receive an automatic option grant for 18,000 shares of common stock, provided such individual was not previously in our employ. In addition, on the date of each annual stockholders meeting, each individual re-elected to serve as a non-employee board member is automatically granted a stock option to purchase 7,000 shares of our common stock, provided such individual has served as a non-employee board member for at least six months. There is no limit on the number of such 7,000 share option grants any one non-employee board member may receive over his or her period of board service. Non-employee board members who have previously been employed by ENCAD are fully eligible for one or more 7,000 share option grants over their period of continued board service. Stockholder approval of this proposal will also constitute pre-approval of each automatic option grant made under the plan on the basis of the proposed 750,000 share increase and the subsequent exercise of that option grant in accordance with the terms and conditions below.

         Each option granted under the automatic option grant program is subject to the following terms and conditions:

         - The exercise price per share is equal to 100 percent of the fair market value per share of common stock on the automatic grant date.

         - Each option has a maximum term equal to the lesser of (1) ten years measured from the grant date or (2) 12 months following termination of service on our board.

         - Each 18,000 share option is immediately exercisable for all the option shares, but any shares purchased under the option are subject to repurchase by the company at the exercise price paid per share upon the optionee's cessation of board service prior to vesting in those shares.

         - The shares subject to each initial 18,000 share grant will vest and our right to repurchase the shares will lapse in two successive equal annual installments upon the optionee's completion of each year of board service over a two-year period measured from the grant date. Each 7,000 share option will be immediately exercisable for all of the option shares as fully vested shares.

         - The shares subject to each outstanding automatic option grant will immediately vest should the optionee die or become permanently disabled while a board member or should any of the following events occur while the optionee continues in board service: (1) an acquisition of the company by merger or asset sale, (2) the successful completion of a tender or exchange offer for more than 35 percent of the outstanding voting securities or (3) a change in the majority of our board by reason of one or more contested elections for board membership.

         - Upon the successful completion of a hostile tender offer for securities possessing more than 50 percent of the total combined voting power of outstanding voting securities, each outstanding automatic option grant may be surrendered to us for a cash distribution per surrendered option share in an amount equal to the excess of (1) the highest price per share of common stock paid in such hostile tender offer over (2) the exercise price payable per share. Stockholder approval of this proposal will also constitute pre-approval of each such option surrender right granted on the basis of the proposed 750,000 share increase and the subsequent exercise of that right in accordance with the foregoing terms and conditions.

         - The option may be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

         - The remaining terms of the option will, in general, conform to the terms described above for option grants made under the discretionary grant program.


STOCK ISSUANCE PROGRAM

         Under the stock issuance program, shares of our common stock may be issued through direct and immediate issuances without any intervening option grants. The shares may be issued as a fully vested stock bonus for services rendered or may vest in a series of installments over the recipient's period of service or upon the attainment of one or more performance milestones. Shares of our common stock may also be issued under the stock issuance program pursuant to share right awards which will entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a specified period of service.

         The recipient will have all the rights of a stockholder with respect to shares actually issued to him or her, whether or not those shares are vested, including the right to vote such shares and to receive all regular cash dividends paid on such shares.

         In the event the recipient should leave our service for any reason while holding one or more unvested shares, or in the event the performance objectives should not be attained with respect to one or more unvested shares, then those shares must immediately be surrendered for cancellation, and the recipient will have no further stockholder rights with respect to those shares. The plan administrator may, in its discretion, waive such surrender and cancellation of unvested shares, in whole or in part, and thereby effect the immediate vesting of the recipient's interest in the shares to which the waiver applies. Outstanding share right awards will terminate if the performance goals or service requirements established for those awards are not attained. The plan administrator, however, has the authority to issue shares of common stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals or service requirements are not attained.


RELOAD OPTION GRANT PROGRAM

         The Compensation Committee has full power and authority to incorporate a reload feature into one or more options at the time those options are granted under the discretionary grant program. To the extent an option with such a reload feature is subsequently exercised through the delivery of shares of common stock in payment of the exercise price, the optionee will automatically be granted at the time of such exercise, a new option (known as a "reload option") to purchase the number of shares of common stock so delivered.

         Each reload option is exercisable upon substantially the same terms and conditions as the original option to which it relates, except for the following differences:

         - The exercise price per share is equal to the fair market value of our common stock on the date the new option is granted unless the Compensation Committee specifies a higher exercise price.

         - In no event will any additional reload option be granted in connection with the subsequent exercise of the first reload option.

         - The Compensation Committee has full authority to set the period of time which must elapse following the exercise of the original option before the reload option will become exercisable. Once that period has elapsed, the reload option will become immediately exercisable for all of the shares of common stock subject to that option at that time.


GENERAL PROVISIONS

         VESTING ACCELERATION

         In the event that we are acquired in a corporate transaction such as a merger or asset sale, each outstanding option under the discretionary grant program which is not assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the discretionary grant and stock issuance programs will immediately vest, except to the extent the repurchase rights with respect to those shares are assigned to the successor corporation. The plan administrator will have complete discretion to grant one or more options under the discretionary grant program which will become fully exercisable for all the option shares in the event those options are assumed in the acquisition, but the optionee's service with either us or the acquiring entity is involuntarily terminated within a designated period (not to exceed 18 months) following such acquisition. The vesting of outstanding shares under the stock issuance program may be accelerated upon similar terms and conditions.

         The plan administrator also has the authority to grant options which will immediately vest upon an acquisition of ENCAD, whether or not those options are assumed by the successor corporation. The plan administrator is further authorized under the discretionary grant and stock issuance programs to grant options and to structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a change in ownership or control (whether by successful tender offer for more than 35 percent of the outstanding voting stock or by a change in the majority of the board by reason of one or more contested elections for board membership). Such vesting will occur either at the time of such change in control or upon the subsequent involuntary termination of the individual's service within a designated period (not to exceed 18 months) following such change in control. The acceleration of options in the event of a corporate transaction or change in control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of us.


         FINANCIAL ASSISTANCE

         The plan administrator may institute a loan program to assist participants in financing the exercise of outstanding options or the purchase of shares under the discretionary grant or stock issuance programs through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the aggregate option exercise price payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares.


         CHANGES IN CAPITALIZATION

         In the event any change is made to the outstanding shares of our common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (1) the maximum number and/or class of securities issuable under the 1999 plan, (2) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights or direct stock issuances in the aggregate per calendar year, (3) the number and/or class of securities for which grants are subsequently to be made under the automatic option grant program to our new and continuing non-employee board members, (4) the maximum number and/or class of securities by which the share reserve is to increase each calendar year pursuant to the automatic share increase provisions of the plan, and (5) the number and/or class of securities and the exercise price per share in effect under each outstanding option.

         Each outstanding option which is assumed in connection with a corporate transaction will be appropriately adjusted to apply to the number and class of securities which would otherwise have been issued to the option holder had the option been exercised immediately prior to that corporate transaction. Appropriate adjustments will also be made to the option price payable per share and to the class and number of securities available for future issuance under the 1999 plan on both an aggregate and a per-participant basis.


         SPECIAL TAX ELECTION

          The plan administrator may, in its discretion, provide one or more holders of outstanding options or unvested share issuances under the 1999 plan with the right to have us withhold a portion of the shares of common stock otherwise issuable to such individuals in satisfaction of the income and employment withholding taxes to which they may become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the plan administrator may allow such individuals to deliver existing shares of common stock in satisfaction of such withholding tax liability.


         AMENDMENT AND TERMINATION

         The board may amend or modify the 1999 plan; however, certain amendments may also require stockholder approval.

         Unless sooner terminated by the board, the 1999 plan will, in all events, terminate on February 10, 2009. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing those grants.


FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS GRANTED UNDER THE 1999 PLAN

         Options granted under the 1999 plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code, or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:


         INCENTIVE OPTIONS

         No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: (1) qualifying and (2) disqualifying. A qualifying disposition occurs if the sale or other disposition of the shares is made more than two years after the date the option for those shares is granted and more than one year after the date that option is exercised for the shares. If either of those requirements is not satisfied, then a disqualifying disposition will result.

         Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (1) the amount realized upon the sale or other disposition of the purchased shares over (2) the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of (1) the fair market value of the shares on the exercise date over (2) the exercise price paid for those shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

         If the optionee makes a disqualifying disposition of the purchased shares, then ENCAD will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of (1) the fair market value of such shares on the option exercise date over (2) the exercise price paid for the shares. In no other instance will we be allowed a deduction with respect to the optionee's disposition of the purchased shares.

         NON-STATUTORY OPTIONS

         No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised in an amount equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (1) the fair market value of the shares on the date the repurchase right lapses over (2) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (1) the fair market value of the purchased shares on the exercise date over (2) the exercise price paid for such shares. If the
Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

         We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will, in general, be allowed for the taxable year in which such ordinary income is recognized by the optionee.


         STOCK APPRECIATION RIGHTS

         No taxable income is recognized upon the receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the right is exercised in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right. The holder will be required to satisfy the tax withholding requirements applicable to such income.

         We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.


DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible without limitation under Internal Revenue Code Section 162(m).


ACCOUNTING TREATMENT

         Under the current accounting principles in effect for equity incentive programs such as the 1999 plan, option grants under the 1999 plan will not result in any direct charge to our reported earnings. However, the fair value of those options will be required to be disclosed in the notes to our financial statements. We must also disclose in notes to our financial statements the pro-forma impact that those options would have upon our reported earnings per share if the fair value of those options at the time of grant were treated as a compensation expense and amortized over the applicable vesting period. In addition, the number of outstanding options may be a factor in determining our earnings per share on a fully-diluted basis.

         On March 31, 2000, the Financial Accounting Standards Board issued Interpretation No. 44, which is an interpretation of APB Opinion No. 25 governing the accounting principles applicable to equity incentive plans. Under the Interpretation, option grants made to consultants (but not non-employee board members) after December 15, 1998 will result in a direct charge to our reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the July 1, 2000 effective date of the Interpretation) and the vesting date of each installment of the option shares.

         Should one or more individuals be granted tandem or stand-alone stock appreciation rights under the 1999 plan, then such rights would result in a compensation expense to be charged against reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the end of the prior quarter is accrued as compensation expense to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.


OUTSTANDING OPTION GRANTS UNDER THE 1999 STOCK OPTION/STOCK ISSUANCE PLAN

     The table below shows, as to the executive officers in the Summary Compensation Table and as to the various indicated groups, the following information with respect to stock options granted under the 1999 plan during the 1999 calendar year: (i) the number of shares of common stock subject to options granted and (ii) the weighted average exercise price per share for such options.



                                                                                   1999
                                                           ------------------------------------------------------
                                                               SHARES UNDERLYING          WEIGHTED AVERAGE
                                                                 OPTIONS (#)               EXERCISE PRICE
                                                           ------------------------------------------------------
DAVID A. PURCELL                                                          -                  $       -
 Chairman of the Board, President and
 Chief Executive Officer

MICHAEL T. LIESS                                                          -                  $       -
 Vice President, Sales and Field Marketing

TODD W. SCHMIDT                                                           -                  $       -
 Vice President and Chief Financial Officer

GURI A. STARK                                                             -                  $       -
 Vice President, Marketing

MICHAEL J.T. STEEP                                                        -                  $       -
 Executive Vice President and Chief Operating
 Officer

All current directors who are not executive officers                 35,000                  $       5.88

All current executive officers as a group                                 -                  $       -

All employees who are not executive officers (1)                          -                  $       -




(1) This category only includes those employees who were employed by us as of December 31, 1999.


         NEW OPTION PLAN BENEFITS

         As of February 29, 2000, no options have been granted under the plan on the basis of the proposed 750,000 share increase.


RECOMMENDATION OF THE BOARD OF DIRECTORS

         The affirmative vote of a majority of the outstanding voting shares of ENCAD present or represented at the 2000 annual meeting and entitled to vote on this proposal is required for approval of the proposed 750,000 share increase to the 1999 Stock Option/Stock Issuance Plan. The board recommends that the stockholders vote FOR the approval of the proposed share increase. The board believes that it is in the best interests of the company to maintain a comprehensive equity incentive program for our officers, employees, non-employee board members, and consultants which will encourage such individuals to remain in our service and more closely align their interests with those of our stockholders.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
         FOR THE AMENDMENT TO THE 1999 STOCK OPTION/STOCK ISSUANCE PLAN
           TO INCREASE AUTHORIZED SHARES WHICH IS ITEM 2 ON THE PROXY.


                                   PROPOSAL 3


              APPROVAL OF AMENDMENT TO THE 1999 STOCK OPTION/STOCK
                ISSUANCE PLAN FOR AUTOMATIC ANNUAL INCREASES IN
                               AUTHORIZED SHARES

         Subject to stockholder approval, the board adopted a second amendment to the 1999 Stock Option/Stock Issuance Plan which is commonly referred to as an "Evergreen" provision. This Evergreen amendment provides for automatic annual increases in the number of shares authorized for issuance under the plan in an amount equal to the lesser of (a) four percent of the outstanding shares of our company's common stock on the date of the increase or (b) 750,000 shares (subject to periodic adjustment for stock splits, stock dividends, recapitalizations and similar transactions). If this amendment is approved by the stockholders, these increases in authorized plan shares (rounded downward, if necessary, to eliminate fractional shares) will automatically occur on the first day of January of each calendar year, commencing with the 2001 calendar year and continuing over the remaining term of the plan.

         The board approved the Evergreen amendment because it believes that the 1999 Stock Option/Stock Issuance Plan is an important factor in attracting and retaining highly-qualified individuals and in motivating such individuals to devote their maximum efforts toward the advancement of the company. The board believes that this amendment furthers these objectives by assuring continuing availability of our common stock to our employees through the plan that will not only serve as a reward for the efforts of our employees, but will also build an equity ownership interest in the company which will align the interests of our employees with those of our stockholders. An Evergreen provision could also reduce our costs by minimizing the frequency with which amendments to the plan must be submitted to stockholders for approval to increase authorized shares in order to accommodate ENCAD's growth and the potential expansion of eligible employees under the plan.

         This Evergreen amendment will not reduce our company's flexibility in future financing and capital-raising efforts since the board will retain the right to reduce the actual amount of any Evergreen increase to the plan in the event that the number of shares otherwise allocated for issuance under the plan would conflict with the then current needs of the company to issue shares of its common stock for other purposes.

         The board believes that this Evergreen feature will provide us with the consistent and predictable source of common stock needed to maintain employee equity participation comparable to businesses with which we compete in recruiting and retaining highly-skilled employees.

         An affirmative vote of at least a majority of the shares held by the stockholders present in person or by proxy at the annual meeting and entitled to vote on this proposal is required to approve this amendment.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT TO AUTOMATICALLY INCREASE AUTHORIZED SHARES
                UNDER THE 1999 STOCK OPTION/ STOCK ISSUANCE PLAN
                ON AN ANNUAL BASIS WHICH IS ITEM 3 ON THE PROXY.

                                   PROPOSAL 4


                   APPROVAL OF AMENDMENT TO THE 1993 EMPLOYEE
                   STOCK PURCHASE PLAN TO INCREASE AUTHORIZED
                                     SHARES

         You are being asked to vote on a proposal to approve an amendment to the 1993 Employee Stock Purchase Plan. This amendment was adopted by the board on December 9, 1999, subject to stockholder approval. The effect of the amendment will be to increase the number of shares available for issuance under the 1993 Employee Stock Purchase Plan by an additional 200,000 shares of common stock, from total current authorized shares of 520,000 to 720,000 shares.

         The purpose of the amendment is to enable us to continue to offer our employees and potential employees equity participation packages comparable to those of our competitors. Such packages serve as a means to attract, motivate and retain high-quality, key employees. Through equity participation, employee compensation is correlated to the company's performance so that employees have a vested interest in applying their best efforts toward making the company as productive as possible. As a result, equity participation through the stock purchase plan benefits both employees and stockholders.

         The board is requesting the increase in shares authorized for issuance under the 1993 Employee Stock Purchase Plan in order to maintain an adequate number of shares to offer competitive compensation packages, as well as to accommodate potential employee demand and the growth of the company.

         The Employee Stock Purchase Plan was initially adopted by the board and approved by shareholders on October 8, 1993. The plan was amended by a resolution adopted by the board on March 12, 1996 and approved by the shareholders on June 18, 1996, to increase the number of shares of stock subject to the plan by 100,000 shares for a total of 200,000 authorized shares. In accordance with the terms of the plan, the number of authorized shares was increased to 400,000 as a result of the two-for-one stock split payable in the form of a 100 percent stock dividend distributed to our shareholders on May 31, 1996. On February 11, 1997, the board resolved to further amend the plan to increase the number of shares available for issuance by 120,000 shares to a total of 520,000 shares. This amendment was approved by shareholders on July 17, 1997.

         The terms and provisions of the 1993 Employee Stock Purchase Plan, as amended, are summarized below. This summary, however, does not purport to be a complete description of the plan. Copies of the actual plan may be obtained by any stockholder upon written request to our Corporate Secretary at our corporate offices in San Diego, California.

SUMMARY OF THE 1993 EMPLOYEE STOCK PURCHASE PLAN

         SHARE RESERVE AND PLAN ADMINISTRATION

         Currently, the maximum number of shares that may be sold to participants over the term of the 1993 Employee Stock Purchase Plan may not exceed 520,000 shares of our common stock. As of February 29, 2000, 407,831 shares of our common stock had been purchased under the plan and 112,169 shares were available for future purchase.

         Assuming the 200,000 share increase which is the subject of this proposal is approved by our stockholders, the maximum number of shares of our common stock reserved for issuance over the term of the plan will increase to 720,000 shares, with 312,169 shares available for future purchase. In addition, if the amendment proposed under Proposal 5 below is also approved by our stockholders, then the share reserve under the plan will automatically increase on the first day of January of each calendar year, beginning with the 2001 calendar year, by an amount equal to the lesser of one percent of the then outstanding shares of common stock or 175,000 shares per year.

         Appropriate adjustments will be made to (i) the class and maximum number of securities purchasable under the plan, (ii) the class and maximum number of securities purchasable per participant during any one offering period, (iii) the class and maximum number of securities by which the share reserve is to increase automatically each calendar year pursuant to the proposed automatic share increase provisions of the plan, and (iv) the class and number of securities and the price per share in effect under each outstanding purchase right in order to preserve participant rights should any change be made to the outstanding common stock by reason of any stock dividend, stock split, combination of shares or other similar change affecting the outstanding common stock as a class without our company's receipt of consideration.

         The Employee Stock Purchase Plan is administered by the Compensation Committee of our board of directors ("Purchase Plan Administrator"). The Purchase Plan Administrator has full authority to adopt administrative rules and procedures and to interpret the provisions of the plan and any outstanding purchase rights.

         OFFERING PERIODS AND PURCHASE RIGHTS

         Shares of our common stock are offered under the plan through a series of successive offering periods. Each offering period is coincident with the calendar quarter. The purchase dates will occur on the last business day of each calendar quarter.

         ELIGIBILITY

         Employees are eligible to participate if they are employed for at least 20 hours per week by our company or a subsidiary designated by the board. As of February 29, 2000, approximately 394 employees (including 11 officers of the company) were eligible to participate in the Employee Stock Purchase Plan.

         An employee who is eligible to participate in the plan at the start of an offering period may join during that offering period on the start date.

         PLAN OPERATION

         Employees eligible to participate in an offering period can elect to have up to ten percent of their base salary withheld under the plan. The amount withheld is then used to purchase shares of our common stock at quarterly intervals. The price of our common stock purchased in each offering period under the plan is equal to 85 percent of the lower of the fair market value of the common stock on (i) the first business day of the calendar quarter or (ii) the purchase date. Employees may withdraw from the plan during an offering period at any time other than the last five days of the calendar quarter. Participation ends automatically on termination of employment with us. Employees who elect to withdraw from the plan during an offering period may not participate again until the next offering period. Employees may alter their level of payroll deduction on a limited basis during an offering period.

         No participant may purchase more than 2,000 shares during any one offering period or otherwise accrue rights to purchase more than $25,000 of stock per calendar year. Upon an acquisition of our company, the outstanding payroll deductions will be immediately applied to the purchase of our common stock.

         AMENDMENT AND TERMINATION

         The Employee Stock Purchase Plan will terminate upon the earlier of
(i) December 31, 2003 or (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights. However, we specifically reserve the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the plan immediately following any quarterly purchase date. If such right is exercised by us, then the plan will terminate in its entirety and no further purchase rights will be granted or exercised thereunder.

         The board may amend or modify the provisions of the plan at any time. However, the board may not, without stockholder approval, (i) increase the number of shares issuable under the plan or the maximum number of shares which any one participant may purchase during a single offering period, (ii) alter the purchase price formula so as to reduce the purchase price, or (iii) modify the requirements for eligibility to participate in the plan.

         FEDERAL TAX CONSEQUENCES

         The 1993 Employee Stock Purchase Plan is designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to our company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the plan or in the event the participant should die while still owning the purchased shares.

         If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which those shares were acquired or within one year after the quarterly purchase date on which the shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal in amount to such excess.

         If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the quarterly purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15 percent of the fair market value of the shares on the participant's entry date into that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to an income tax deduction with respect to such disposition.

         ACCOUNTING TREATMENT

         Under current accounting principles applicable to employee stock purchase plans qualified under Section 423 of the Internal Revenue Code, the issuance of common stock under our plan will not result in a compensation expense chargeable against our reported earnings. However, we must disclose, in pro-forma statements to our financial statements, the impact the purchase rights granted under the plan would have upon our reported earnings were the fair value of those purchase rights treated as compensation expense.

         OUTSTANDING STOCK PURCHASES UNDER THE PURCHASE PLAN

         The table below shows, as to our Chief Executive Officer, our four most highly compensated executive officers and the various indicated groups, the number of shares of common stock purchased under the plan for 1999 and for the offering period which began on January 1, 2000.


                                                 OFFERING PERIOD                    CALENDAR YEAR
                                             ENDING MARCH 31, 2000             ENDED DECEMBER 31, 1999
                                         --------------------------------  --------------------------------
                                                                              NUMBER OF
                                            NUMBER OF        WEIGHTED         PURCHASED        WEIGHTED
                                            PURCHASED         AVERAGE           SHARES          AVERAGE
                                              SHARES         PURCHASE      ----------------    PURCHASE
                                               (#)             PRICE             (#)            PRICE
                                         ----------------- --------------  ---------------- ---------------
DAVID A. PURCELL                                   -          $      -               -         $        -
  Chairman of the Board, President
  and Chief Executive Officer
MICHAEL T. LIESS                               1,207          $   4.09           2,000         $     4.31
  Vice President,
  Sales and Field Marketing
TODD W. SCHMIDT                                    -          $      -               -         $        -
  Vice President and
  Chief Financial Officer
GURI A. STARK                                  1,046          $   4.09           2,000         $     3.51
  Vice President, Marketing
MICHAEL J.T. STEEP                                 -          $      -               -         $        -
  Executive Vice President and
  Chief Operating Officer
All current directors who are not                  -          $      -               -         $        -
   executive officers
All current executive officers as a            3,410          $   4.09           8,000         $     3.75
   group
All employees who are not executive           20,822          $   4.09          74,568         $     4.06
   officers (1)


(1) This category only includes those employees who were employed by us as of December 31, 1999.

         NEW PLAN BENEFITS

         As of February 29, 2000, no purchase rights had been granted under the 1993 Employee Stock Purchase Plan on the basis of the proposed 200,000 share increase.

         VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding voting shares of ENCAD stock present or represented at the 2000 annual meeting and entitled to vote on this proposal is required for approval of the proposed 200,000 share increase to our Employee Stock Purchase Plan.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
           FOR THE AMENDMENT TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE AUTHORIZED SHARES WHICH IS ITEM 4 ON THE PROXY.


                                   PROPOSAL 5

                   APPROVAL OF AMENDMENT TO THE 1993 EMPLOYEE
                    STOCK PURCHASE PLAN FOR AUTOMATIC ANNUAL
                         INCREASES IN AUTHORIZED SHARES

         Subject to stockholder approval, the board adopted a second amendment to the 1993 Employee Stock Purchase Plan which is commonly referred to as an "Evergreen" provision. This amendment provides for automatic annual increases in the number of shares authorized for issuance under the Employee Stock Purchase Plan in an amount equal to the lesser of (a) one percent of the outstanding shares of ENCAD common stock at the time of the increase or (b) 175,000 shares (subject to periodic adjustments for stock splits, stock dividends, recapitalizations and similar transactions). If this amendment is approved by the stockholders, these increases in authorized plan shares (rounded downward, if necessary, to eliminate fractional shares) will automatically occur on the first day of January of each calendar year, commencing with the 2001 calendar year and continuing over the remaining term of the plan.

         The board approved the Evergreen amendment because, like the Stock Option/Stock Issuance Plan, it believes that the Employee Stock Purchase Plan is an important factor in attracting and retaining highly qualified individuals and in motivating such individuals to devote their maximum efforts toward the advancement of the company. The board believes that this amendment furthers these objectives by assuring continuing availability of common stock to our employees through the Employee Stock Purchase Plan which will not only serve as a reward for the efforts of its employees, but will also build an equity ownership interest in the company which will align the interests of the our employees with those of our stockholders. An Evergreen provision could also reduce our costs by minimizing the frequency with which amendments to the Employee Stock Purchase Plan must be submitted to stockholders for the purpose of increasing authorized shares to accommodate our growth and the potential expansion of eligible employees under the plan.

         This Evergreen amendment will not reduce our company's flexibility in future financing and capital-raising efforts since the board will retain the right to reduce the actual amount of any Evergreen increase to the plan in the event that the number of shares otherwise allocated for issuance under the plan would conflict with the then current needs of the company to issue shares of its common stock for other purposes.

         The board believes that this Evergreen feature will provide our company and our stockholders with the consistent and predictable source of common stock needed to maintain employee equity participation comparable to businesses with which we compete in recruiting and retaining highly-skilled employees.

         An affirmative vote of at least a majority of the shares held by the stockholders present in person or by proxy at the annual meeting and entitled to vote on this proposal is required to approve this amendment.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
            THE AMENDMENT TO AUTOMATICALLY INCREASE AUTHORIZED SHARES
          UNDER THE 1993 EMPLOYEE STOCK PURCHASE PLAN ON AN ANNUAL BASIS
                          WHICH IS ITEM 5 OF THE PROXY.


                                   PROPOSAL 6


                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The board has appointed the accounting firm of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2000. Deloitte & Touche has served as our independent auditors since 1983 and the board believes that the firm is well-qualified to provide these services. Representatives of Deloitte & Touche are expected to be present at the 2000 annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         Ratification of the appointment of Deloitte & Touche as our independent auditors requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote on this matter at the 2000 annual meeting. In the event that the stockholders fail to ratify such appointment, the board will reconsider its selection. Even if the selection is ratified, the board, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the board believes that such a change would be in the best interest of the company and our stockholders.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
                        FOR RATIFICATION OF THE SELECTION
                OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
                          WHICH IS ITEM 6 ON THE PROXY.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                 MANAGEMENT

         The following table sets forth information as of February 29, 2000 relating to the beneficial ownership of common stock by (1) each stockholder known to own beneficially more than five percent of the outstanding shares of our common stock, (2) each director, (3) the executive officers listed below under "Compensation of Executive Officers," and (4) all our executive officers and directors as a group. This table is based upon information supplied by directors and the executive officers described in Section (3) of this paragraph, principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission, also known as the SEC. Unless otherwise indicated, the individual stockholders named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Applicable ownership is based on 12,407,662 shares of common stock outstanding on February 29, 2000, and calculated pursuant to SEC Rule 13d-3(d)(1), which includes the number of shares acquirable within 60 days.

         All amounts listed under the column "Acquirable Within 60 Days" represent the underlying shares for stock options which will vest within 60 days of February 29, 2000.



                                                       AMOUNT AND NATURE OF
                                                        BENEFICIAL OWNERSHIP
                                              ---------------------------------------------
                                                    OWNED AT              ACQUIRABLE            PERCENT
NAMES AND ADDRESSES                             FEBRUARY 29, 2000       WITHIN 60 DAYS         OF CLASS
                                              ---------------------- ---------------------- ----------------
DIMENSIONAL FUND ADVISORS INC.                      679,900                        0                5.8%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401


RICHARD H. PICKUP                                 2,000,000  (1)                   0               17.0%
610 Newport Center Dr., Suite 1300
Newport Beach, CA 92660

ROBERT V. ADAMS                                      30,000                   11,334                   *

CRAIG S. ANDREWS                                     10,324                   39,334                   *

RONALD J. HALL                                       82,610                   27,334                   *

HOWARD L. JENKINS                                   208,176                   42,334               2.00%

CHARLES E. VOLPE                                     20,000                   40,334                   *

DAVID A. PURCELL                                    740,002                   41,249               6.30%

MICHAEL T. LIESS                                      2,000                   15,312                   *

TODD W. SCHMIDT                                       1,500                   26,249                   *

GURI A. STARK                                         4,000                   14,375                   *

MICHAEL J.T. STEEP                                    4,000                   38,437                   *

LAWRENCE E. THOMPSON (2)                             16,366                        0                   *

ALL DIRECTORS AND EXECUTIVE OFFICERS
AS A GROUP - 16 PERSONS (3)                       1,139,618                  367,382               12.1%




*    Less than 1 percent.

     (1) Based upon information filed with the SEC on Schedule 13D/A as of February 18, 2000. This total is an aggregate of the shares held of record by entities with which Mr. Pickup is affiliated. These entities are Dito Devcar Corporation (1,120,000 shares), Dito Caree, LP (305,000 shares), TD Investments, LLC (50,000 shares), Pickup Charitable Unitrust II (50,000 shares), DRP Charitable Remainder Unitrust

         (50,000 shares), TMP Charitable Remainder Unitrust (50,000 shares), Pickup Family Trust (175,000 shares), and Dito Devcar LP (200,000).

     (2) The amounts shown for Mr. Thompson in this table are based upon information reported as of October 1999.

     (3) The amounts shown in this table for all directors and executive officers as a group excludes the amounts reported for Mr. Thompson.


                               BOARD OF DIRECTORS


TERM OF BOARD

         Members of the board hold office and serve until the next annual meeting of our stockholders or until their respective successors have been elected and qualified. Executive officers are appointed by, and serve at the discretion of, the board.


RELEVANT COMMITTEES AND MEETINGS OF THE BOARD

         The board has a compensation and an audit committee. The board does not maintain a nominating committee or other committee which performs similar functions.

         The current members of the Compensation Committee are Mr. Volpe (Chairman), Mr. Hall and Mr. Jenkins. The Compensation Committee provides recommendations concerning salaries and incentive cash compensation for our executive officers and key personnel other than remuneration of directors. The Compensation Committee held three meetings during 1999.

         The current members of the Audit Committee are Mr. Adams (Chairman), Mr. Andrews and Mr. Jenkins. The Audit Committee recommends our independent auditors, reviews the results and scope of the audit and other services provided by such auditors, and evaluates fees. The Audit Committee held three meetings during 1999.

         The board held six meetings during 1999. No incumbent director, except Mr. Adams, attended fewer than 75 percent of the board and committee meetings in which such director was entitled to participate. Mr. Adams attended four of the six board meetings and two of the three audit committee meetings.


COMPENSATION OF DIRECTORS

         For their services as directors in 1999, non-employee directors received cash compensation of $15,000 annually and $2,000 for each regular board meeting. An additional payment of $4,000 was paid to each non-employee director who served on at least one special committee of the board. Non-employee directors were also eligible for reimbursement of their expenses incurred in attending meetings of the board in accordance with our policy. Pursuant to an increase in compensation approved for 1997, additional payments owed to non-employee directors for each board meeting attended in 1997 and 1998 were paid in a lump sum in 1999.

         At the 1999 annual meeting held on May 19, 1999, Mr. Adams, Mr. Andrews, Mr. Hall, Mr. Jenkins, and Mr. Volpe were re-elected to the board. Each received a stock option for 7,000 shares of common stock under the automatic option grant program in effect for non-employee directors under the 1999 Stock Option/Stock Issuance Plan. Each option has an exercise price of $5.875 per share and is immediately exercisable for any or all of the option shares. Each option has a term of 10 years measured from the grant date, subject to earlier termination following the director's cessation of service on the board.

                               EXECUTIVE OFFICERS

The following individuals were executive officers of ENCAD as of February 29, 2000:



                  NAME                    AGE                        POSITION
                  ----                    ---                        --------
         David A. Purcell..................62         President and Chief Executive Officer

         Thomas L. Green...................52         Vice President, Secretary and General Counsel

         Michael T. Liess..................35         Vice President, Sales and Field Marketing

         Sheryl D. Roland..................44         Vice President, Human Resources

         Todd W. Schmidt...................57         Vice President and Chief Financial Officer

         John Schwarzenbach................56         Vice President, Quality Assurance

         Charles L. Sharp..................45         Vice President, Supplies Operations

         Guri A. Stark.....................46         Vice President, Marketing

         Michael J.T. Steep................46         Executive Vice President and Chief Operating Officer

         Terry E. Vandewarker..............48         Vice President, Operations

         Steven T. Van Voorhis.............49         Vice President, Engineering




         Mr. Purcell is currently serving as our Chairman of the Board, President and Chief Executive Officer. Please see the discussion under "Directors" for a description of his business experience.

         Mr. Green has served as Vice President since December 1995, and as General Counsel and Secretary since joining us in June 1994, after serving as a legal consultant for us from February 1994 to May 1994. From February 1992 to June 1993, Mr. Green served as General Counsel for Psicor, Inc., a publicly-traded company that provides services related to open-heart perfusion. He was Senior Vice President and General Counsel from May 1990 to February 1992 for Pacific Scene Development, a real estate development company. Mr. Green holds a BA in Economics from West Virginia Wesleyan College and a JD from the Western States University School of Law.

         Mr. Liess joined ENCAD in October 1998 as Vice President of Worldwide Sales and Field Marketing. Prior to joining the Company he was with Oce-USA, a public company which offers products and services for the reproduction, distribution and management of documents. During his tenure with Oce from September 1990 until October 1998, he held the positions of Vice President Operations - Western United States and numerous other management positions. Mr. Liess has a BS in Industrial and Labor Relations from Cornell University and an MBA from the University of Rochester.

         Ms. Roland served as our Vice President of Human Resources from December 1998 to April 2000 and served as the company's Director of Employee Relations and Compensation from June 1997 to December 1998. Prior to joining the Company, Ms. Roland was Vice President, Human Resources, for The Upper Deck Company, LLC, a position she held from March 1992 until December 1996. Ms. Roland holds a BA in Psychology from the University of California at Los Angeles and an MS in Counseling Psychology from San Jose State University.

         Mr. Schmidt joined us as Vice President and Chief Financial Officer in June 1996. From September 1995 to May 1996, Mr. Schmidt was a financial consultant. During that period, from March to May 1996, Mr. Schmidt provided financial consulting services to ENCAD. Mr. Schmidt previously served as Vice President, Finance and Administration from July 1990 to September 1995 for Biosym Technologies, Inc., a developer and seller of computer-aided molecular modeling software. He is a Certified Public Accountant with a BS in Industrial Engineering and an MBA, both from Northwestern University.

         Mr. Schwarzenbach joined us in July 1999 as Vice President of Quality after serving as temporary Director of Quality Assurance from April 1999 to June 1999. Prior to joining our company, he was with General

Instrument, a publicly-traded company providing integrated and interactive broadband access solutions. Mr. Schwarzenbach was Senior Director, Engineering Services and Program Management for General Instrument, a position he held from March 1997 until March 1999. He also served as Vice President, Quality, at Motorola Transmission Products Division from April 1994 to September 1996. Mr. Schwarzenbach has a BS in Electrical Engineering from the University of Oklahoma and an MA in Mathematics from the University of Denver.

         Mr. Sharp joined us as Vice President of Supplies Operations in October 1999. Prior to joining the Company, he was President and Chief Operating Officer of Hunt Digital Imaging, Inc. from February 1999 to October 1999. He served as Vice President at Sentinel Imaging, a division of Sentinel Business Systems, Inc., a position he held from February 1996 until February 1999. In March 1998, Sentinel Business Systems filed a petition for protection under Chapter 11 of the US Bankruptcy Code in connection with an award of damages against the company in a lawsuit filed prior to Mr. Sharp's joining Sentinel. From July 1994 to January 1996 Mr. Sharp founded Digital Graphics, Inc., where he held the positions of President and Vice President of Marketing. Mr. Sharp has a BS in Operations Research/Industrial Engineering and a ME in Electrical Engineering from Cornell University, and an MBA from Boston University.

         Mr. Stark joined us in October 1998 as Vice President of Marketing. From February 1996 until he joined ENCAD, he held the positions of Senior Director, Channels Development, and Director of Marketing for the Mechanical CAD business unit at Autodesk, Inc., a publicly-traded company and supplier of computer design software and digital content creation tools. From February 1993 to February 1996, Mr. Stark was Vice President of Marketing with Spectragraphics Corporation. Mr. Stark has a BS in Mechanical Engineering and an MS in Mechanical Engineering/Computer Science from Technion, Israel University of Technology, and an MBA in Business Administration from the University of Colorado.

         Mr. Steep became Executive Vice President and Chief Operating Officer in April 1999 after serving as ENCAD's Senior Vice President and General Manager, Digital Imaging Solutions from April 1998 until April 1999. From December 1994 to April 1998, Mr. Steep was with Lexmark International Group, Inc., a publicly-traded global developer, manufacturer and supplier of printer solutions and products. While at Lexmark, Mr. Steep served as Vice President, Corporate Strategy and Business Development, and was also General Manager of Worldwide Business Development and President of Lexmark Japan. Mr. Steep has a BA from the University of Pennsylvania and an MBA from the University of Virginia.

         Mr. Vandewarker became Vice President of Operations in January 1999 after serving as Director of Finance for us from September 1997 to December 1999. Prior to joining us, he was Vice President and Chief Financial Officer for Nexcycle, Inc., a position he held from May 1995 until September 1997. He served in the same capacity from 1993 to 1995 for OCTUS, Inc., a publicly-traded company in the computer-telephone integration business. Mr. Vandewarker is a Certified Public Account and holds a BS in Psychology from the University of California at Riverside and an MBA in Accounting and Finance from the University of California at Los Angeles.

         Mr. Van Voorhis joined us in May 1998 as Vice President of Worldwide Engineering. Prior to joining our company, Mr. Van Voorhis worked from 1991 to 1998 for Hewlett-Packard, a publicly-held company which manufactures and sells computing and imaging solutions and services. While at Hewlett-Packard, Mr. Van Voorhis held the positions of Research and Development Manager, Research and Development Section Manager/Program Manager, Supply Chain Manager, and Manufacturing Manager. Mr. Van Voorhis has a BS in Biology and Psychology from the University of California at San Diego, Revelle College and an MS in Electrical Engineering from San Diego State University.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the aggregate compensation paid or accrued for the years ended December 31, 1999, 1998 and 1997 with respect to:
(1) our Chief Executive Officer; (2) our other four most highly compensated executive officers; and (3) one former executive officer for whom disclosure would have been required as one of the company's four most highly compensated executive officers but for the fact that the individual was not serving as an executive officer at the end of 1999. The information contained in the table is described in more detail in the following section.


EXPLANATION OF SUMMARY COMPENSATION TABLE

         SALARY

         The "Salary" column indicates all salary earned during the year by the officers listed in the table which follows this explanation. This includes salary which was not actually paid to the officer because payment was deferred at the election of the officer under either our 401(k) plan or our Select Compensation Non-Qualified Deferred Compensation Plan. The 401(k) plan is a retirement savings plan established by ENCAD which is generally available to all our salaried employees. For a description of our deferred compensation plan, please see the discussion under "Severance, Change in Control, and Other Arrangements."

         In the following cases, amounts reported in the "Salary" column were paid only for a partial year:

         - Mr. Liess joined ENCAD in October 1998. His 1998 compensation commences at that time.

         - Mr. Stark joined ENCAD in October 1998. His 1998 compensation commences at that time.

         - Mr. Steep joined ENCAD in April 1998. His 1998 compensation commences at that time.

         - Mr. Thompson left ENCAD in April 1999. His 1999 compensation represents the amount earned by him from January 1, 1999 until April 27, 1999.


         BONUS

         The "Bonus" column shows the amount of bonuses awarded in accordance with annual incentive compensation targets established by the Compensation Committee. Please see the discussion under "Report of the Compensation Committee on Executive Compensation - Incentive Compensation." The "Bonus" column also includes amounts which were not actually paid to the officer because payment was deferred at his or her election under either our 401(k) plan or our deferred compensation plan.


         OTHER ANNUAL COMPENSATION

         The "Other Annual Compensation" column shows amounts representing (1) perquisites and other personal benefits, (2) above-market or preferential earnings on deferred compensation and (3) a grant of ENCAD stock to Mr. Steep and payments to cover his estimated tax liability for the stock grant.

         All amounts reported in this column for Mr. Purcell and Mr. Schmidt are above-market earnings on compensation deferred at their election under our deferred compensation plan.

         The amount of $135,459 reported as other annual compensation for Mr. Liess in 1999 reflects perquisites or other personal benefits comprised of $128,259 in relocation costs and a $7,200 annual car allowance. The amount of $106,483 reported for Mr. Stark in 1999 also represents perquisites in the form of relocation costs of $99,283 and an annual car allowance of $7,200.

         For 1999, other annual compensation for Mr. Steep in the total amount of $56,830 was comprised of $27,250 representing the fair market value on the date of the grant of 4,000 shares granted to Mr. Steep on April 20,1999 in accordance with our offer of employment to him, plus $29,580 paid to cover his estimated tax liability for the shares. The amount of $169,505 reported for Mr. Steep in 1998 in this column reflects perquisites of $157,606 in relocation costs, a $6,400 annual car allowance, and $5,499 reimbursement for financial services.

         In accordance with SEC rules, amounts paid to the executive officers named in the Summary Compensation Table below for perquisites or other personal benefits totaling the lesser of $50,000 or ten percent of total annual salary and bonuses have been omitted from this column.

         AWARDS, SECURITIES UNDERLYING OPTIONS/SARS

         The figures under the "Awards, Securities Underlying Options/SARs" column reflect the number of underlying shares for all stock options granted during 1999, 1998 and 1997. The stock option for 10,000 shares granted to Mr. Thompson in 1999 was cancelled when he left the Company. All of his remaining stock options were either cancelled or exercised by October 1999.

         The numbers listed for 1998 include stock options which were granted, but subsequently cancelled in November 1998 in connection with a stock option re-grant program. These figures also include stock options granted to replace options issued in prior years that were cancelled in 1998 in connection with the stock option re-grant program.

         All awards reported under this column were stock options issued under either the 1993 Stock Option/Stock Issuance Plan, the 1997 Supplemental Stock Option Plan or the 1998 Stock Option Plan, with the exception of the stock option for 75,000 shares issued to Mr. Steep in 1998 pursuant to a non-statutory stock option agreement between Mr. Steep and ENCAD.

         No stock appreciation rights (SARs) were awarded.

         ALL OTHER COMPENSATION

         Certain amounts reported in the "Other Annual Compensation" column are 401(k) matching contributions. In 1998, we began contributing matching funds to all participants in an amount equal to 25 percent of the employee's contributions to the plan during profitable quarters which, in 1998, was the second quarter. In 1999, matching contributions were increased to 50 percent of the first six percent of gross annual salary contributed by the participant to the plan, regardless of profitability of the company.

         In 1998 and 1999, a participant vested in his or her matching contribution account at the rate of 20 percent for each year of employment with us. Matching contributions would be 100 percent vested after five years. Should the employee leave ENCAD prior to the end of the five-year vesting period, matching contributions which had not vested would be forfeited.

         As of December 31, 1999, the amount of vested matching contributions for current officers listed in the Summary Compensation Table were as follows:

         - 100 percent of the $4,800 in total matching contributions made to Mr. Purcell in 1999 is vested.
         - 20 percent or $960 of the $4,800 in total matching contributions made to Mr. Liess in 1999 is vested.
         - 60 percent or $3,189 of the $5,315 in total matching contributions for 1998 and 1999 made to Mr. Schmidt is vested.
         - 20 percent or $960 of the $4,800 in total matching contributions made to Mr. Stark in 1999 is vested.
         - 20 percent or $960 of the $4,800 in total matching contributions made to Mr. Steep in 1999 is vested.

         In addition to the matching 401(k) contributions of $4,800, the total of $197,007 reported in 1999 for Mr. Purcell as all other compensation is comprised of $189,846 representing the present value cost of the company's portion of the 1999 premiums for split dollar life insurance above the term coverage level and $2,361 representing imputed income associated with the term portion of the split dollar arrangement. We entered into a split dollar insurance agreement on December 1, 1999 for the benefit of Mr. Purcell. We pay the annual premiums due under the insurance policy and, subject to specified contingencies, are entitled to a refund of premiums paid upon the earlier of Mr. Purcell's death or the surrender of the policy. Mr. Purcell is entitled to receive a minimum stated benefit subject to the sufficiency of cash value in the policy and is entitled to the cash surrender value, if any, in excess of specified amounts payable to ENCAD.

         Of the $244,244 reported under this column in 1999 for Mr. Thompson, $2,019 represents matching 401(k) contributions. At the time Mr. Thompson left the company in April 1999, 80 percent or $2,171 of the

$2,714 in total matching contributions made to Mr. Thompson for 1998 and 1999 had vested. The remaining 20 percent was forfeited upon Mr. Thompson's leaving ENCAD.

         The balance of $242,225 reported in 1999 for Mr. Thompson represents total severance payments owed to Mr. Thompson. These severance payments are payable over a 12-month period in equal bi-weekly installments. In 1999, we made severance payments to Mr. Thompson in the amount of $161,167. For a general description of the severance agreements, please see the discussion under "Severance, Change in Control, and Other Arrangements."


                           SUMMARY COMPENSATION TABLE


                                                                                               LONG-TERM
                                                           ANNUAL COMPENSATION               COMPENSATION
                                              ------------------------------------------------------------
                                                                                                AWARDS
                                                                                                ------
                                                                                OTHER         SECURITIES
          NAME AND                                                             ANNUAL         UNDERLYING      ALL OTHER
         PRINCIPAL                                                            COMPEN-        OPTIONS/SARs      COMPEN-
          POSITION                     YEAR      SALARY ($)    BONUS ($)      SATION ($)         (#)         SATION ($)
----------------------------------  --------- --------------------------------------------  --------------  ------------
DAVID A. PURCELL                       1999     $  365,013    $  263,204     $   90,736         45,000       $  197,007
    Chief Executive Officer            1998     $  350,919    $       --     $       --        145,000       $
    and President                      1997     $  327,356    $  165,000     $   29,672         65,000       $       --

MICHAEL T. LIESS                       1999     $  239,877    $  166,086     $  135,459         25,000       $    4,800
    Vice President,                    1998     $   94,779    $   62,679     $       --         25,000       $       --
    Sales and Field Marketing          1997     $       --    $       --     $       --             --       $       --

TODD W. SCHMIDT                        1999     $  200,771    $  115,571     $   28,340         12,500       $    4,800
    Vice President and                 1998     $  184,038    $       --     $       --        100,000       $      515
    Chief Financial Officer            1997     $  169,724    $   57,047     $    3,403         20,000       $       --

GURI A. STARK                          1999     $  201,939    $   76,133     $  106,483         20,000       $    4,800
    Vice President, Marketing          1998     $   77,748    $   49,548     $       --         25,000       $       --
                                       1997     $       --    $       --     $       --             --       $       --

MICHAEL J.T. STEEP                     1999     $  345,148    $  189,246     $   56,830         65,000       $    4,800
    Executive Vice President and       1998     $  201,759    $       --     $  169,505        150,000       $       --
    Chief Operating Officer            1997     $       --    $       --     $       --             --       $       --

LAWRENCE E. THOMPSON                   1999     $   96,168    $       --     $       --         10,000       $  244,244
    Former Vice President and          1998     $  168,834    $   25,000     $       --         52,500       $      695
    General Manager, Textiles          1997     $  152,226    $  107,528     $       --         15,000       $       --
    Business Unit




OPTION GRANTS IN 1999

         The following table sets forth information concerning stock option grants during 1999 to the officers listed in the Summary Compensation Table above. All options granted in 1999 were issued under the 1993 Stock Option/Stock Issuance Plan. The options granted in 1999 generally become exercisable in equal quarterly installments over a period of four years. The first quarterly installment becomes exercisable three months after the date of grant. The options were granted for a term of ten years, subject to earlier termination under certain circumstances related to termination of employment. No stock appreciation rights were granted to these officers during 1999.

         The "Potential Realizable" columns under the Option Grant Table sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms, calculated in accordance with the rules of the SEC. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of five percent and ten percent from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises are dependent on the future performance of our common stock and overall market conditions.

                                          OPTION GRANT TABLE


                                           INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                         -----------------------------------------------------------------------------------
                           NUMBER OF     % OF TOTAL                                  VALUE AT ASSUMED
                          SECURITIES    OPTIONS/SARs                              ANNUAL RATES OF STOCK
                          UNDERLYING     GRANTED TO     EXERCISE                  PRICE APPRECIATION FOR
                         OPTIONS/SARs   EMPLOYEES IN     PRICE     EXPIRATION           OPTION TERM
NAME                      GRANTED (#)  FISCAL YEAR (1) ($/SH)(2)      DATE          5%($)           10%($)
----------------------   ------------ ---------------- ---------- ------------ -------------- --------------
David A. Purcell           45,000           6.65%       $  8.125    07/09/09    $ 229,939.60    $ 582,712.09

Michael T. Liess           10,000           1.48%       $  3.625    01/06/09    $  22,797.43    $  57,773.16

                           15,000           2.22%       $  8.125    07/09/09    $  76,646.53    $ 194,237.36

Todd W. Schmidt             7,500           1.11%       $  4.563    02/10/09    $  21,519.99    $  54,535.87

                            5,000           0.74%       $  8.125    07/09/09    $  25,548.84    $  64,745.79

Guri A. Stark              10,000           1.48%       $  3.625    01/06/09    $  22,797.43    $  57,773.16

                           10,000           1.48%       $  8.125    07/09/09    $  51,097.69    $ 129,491.57

Michael J.T. Steep         30,000           4.44%       $  7.125    04/21/09    $ 134,426.23    $ 340,662.45

                           15,000           2.22%       $  4.563    02/10/09    $  43,039.98    $ 109,071.75

                           20,000           2.96%       $  8.125    07/09/09    $ 102,195.38    $ 258,983.15

Lawrence E. Thompson       10,000(3)        1.48%       $  4.563    02/10/09    $  28,693.32    $  72,714.50




(1) In 1999, employees received stock options amounting to a total of 676,375 shares.

(2) Exercise price is the closing price of our common stock as reported on the Nasdaq National Market on the date of grant.

(3) This stock option grant to Mr. Thompson was cancelled in 1999 as a result of his leaving ENCAD.


OPTION EXERCISES AND HOLDINGS

The following table sets forth certain information with respect to the number and value of unexercised stock options held by the executive officers listed in the Summary Compensation Table above as of December 31, 1999. No stock options or SARs were exercised by the officers during 1999, with the exception of Mr. Thompson who acquired 1,875 shares of our common stock through an option exercise. The value realized by Mr. Thompson as reported in the table below was determined by multiplying the number of shares exercised by the difference between the option exercise price and the fair market value of the company's common stock on the date of exercise. No SARs were outstanding at the end of 1999.

The value of unexercised in-the-money options at the end of 1999 as reported in this table was based upon a market price of $4.78 per share, determined on the basis of the closing selling price per share of common stock as reported on the Nasdaq National Market on December 31, 1999, less the option exercise price payable per share.

                               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                      AND FISCAL YEAR END OPTION VALUES

                                                      NUMBER OF SECURITIES       VALUE OF UNEXERCISED IN-THE-
                                                     UNDERLYING UNEXERCISED             MONEY OPTIONS/
                                                         OPTIONS/SARs                     SARs (2)
                            SHARES       VALUE        AT DECEMBER 31, 1999           AT DECEMBER 31, 1999
                          ACQUIRED ON   REALIZED  ------------------------------ ------------------------------
         NAME              EXERCISE       (1)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------ ------------- ---------- ------------- ---------------- ------------ -----------------
David A. Purcell                  -     $     -        29,062        120,938      $       -     $         -
Michael T. Liess                  -     $     -         9,062         40,938      $   2,168     $      9,395
Todd W. Schmidt                   -     $     -        20,468         67,032      $     308     $      1,333
Guri A. Stark                     -     $     -         8,750         36,250      $   2,168     $      9,395
Michael J.T. Steep                -     $     -        22,812        117,188      $     615     $      2,667
Lawrence E. Thompson          1,875     $ 1,230             -              -      $       -     $         -




(1) Fair market value of the Common Stock on the date of exercise less the exercise price.
(2) Fair market value of the Common Stock at December 31, 1999 ($4.78) multiplied by the applicable number of shares less the aggregate exercise price of the options for such number of shares.


SEVERANCE, CHANGE IN CONTROL, AND OTHER ARRANGEMENTS

         1997 SEVERANCE AGREEMENTS, AS AMENDED

         In 1997, the Compensation Committee approved a special severance benefits program for its executive officers. Three officers listed in the Summary Compensation table above - Mr. Purcell, Mr. Schmidt and Mr. Thompson -received the 1997 severance agreements. When Mr. Steep joined the company in 1998, he was also granted a severance agreement substantially the same as the 1997 severance agreement. In 1999, the board approved an amendment to the 1997 severance agreements, including Mr. Steep's agreement.

         Under the amended 1997 severance agreements, benefits are triggered by the occurrence of the following events: (1) Termination Without Cause (as defined in the severance agreements) after at least nine months of service with ENCAD and (2) Resignation for Good Cause or Termination Without Cause (each as defined in the severance agreements) within 18 months after a change of control. For the Chief Executive Officer, the period of time for which severance benefits will apply following a change in control has been extended to 24 months.

         Severance payments in connection with the termination of employment following a change in control will be paid in a lump sum rather than through a series of payments over a one year period as set forth in the original agreements. In addition, the non-competition covenant and other restrictive covenants will no longer apply in the event of termination of employment upon a change in control of the company.

         A "change of control" includes mergers, consolidations, reverse mergers, the sale of substantially all our assets, a Hostile Take-Over (as defined in the severance agreements), and the acquisition by a stockholder or related group of stockholders of (1) 25 percent of the voting power of our outstanding securities, (2) additional shares in our company so as to increase total holdings to more than 50 percent of the voting power of our outstanding securities, or (3) sufficient voting power to elect an absolute majority of the members of the board.

         In the event of Termination Without Cause, these officers would receive an amount equal to their annual base salary on the date of termination, plus the average of their bonuses paid over the previous two years. The Chief Executive Officer will receive an amount equal to twice his annual base salary on the date of termination, plus twice the average of his bonus paid over the previous two years.

         In the event of Resignation for Good Cause or Termination Without Cause within 18 months following a change of control, these officers will receive an amount equal to their total compensation consisting of annual base salary and average bonus over the previous two years, plus total costs of any other benefits made available to the participant during the prior year. The amendment to these severance agreements provided that Mr. Steep's severance payment in connection with the termination of employment following a change in control be increased to

1.75 times the amount of his total compensation, as defined above, and that Mr. Schmidt's severance payment following a change in control be increased to
1.5 times the amount of his total compensation.

         The Chief Executive Officer will receive an amount equal to twice his annual base salary and twice his average bonus over the previous two years, as well as total costs of any other benefits made available to him in the prior year. In addition, the Chief Executive Officer will be furnished, for a limited time, with health care coverage at our expense.

         With respect to a termination event under the change in control provisions, all outstanding options granted to the participant will automatically become fully vested and immediately exercisable. Such options will remain exercisable until the earlier of (1) the expiration date of the option term, or (2) three months from the date of termination of employment.


         1999 CHANGE IN CONTROL AGREEMENTS

         In 1999, severance agreements in connection with a change in control of the company were granted to specified executive officers, including Mr. Liess and Mr. Stark.

         Under the 1999 change in control agreements, benefits are triggered if the executive officer is terminated without cause within 12 months after a change in control. For Mr. Liess, benefits are triggered upon a termination of employment without cause within 18 months after a change in control. A "change of control" includes mergers, consolidations, the sale, transfer or disposition of substantially all our assets, and the acquisition by a stockholder or related group of stockholders of (1) 25 percent of the voting power of our outstanding securities, (2) additional shares in ENCAD so as to increase total holdings to more than 50 percent of the voting power of our outstanding securities, or (3) sufficient voting power to elect an absolute majority of the members of the board. In addition, a change of control will be deemed to occur upon a change in the composition of our board of directors over period of 24 consecutive months or less. A change in the composition of the board occurs when a majority of the board ceases, by reason of one or more contested elections for board membership, to be comprised of individuals who either (a) have been board members continuously since the beginning of such period, or (b) have been elected or nominated for election as board members during such period by at least a two-thirds majority of the board members described in clause (a) who were still in office at the time such election or nomination was approved by the board.

         In the event participants are terminated without cause within the specified period following a change of control, they will receive an amount equal to their total compensation consisting of annual base salary and average bonus over the previous two years, plus total costs of any other benefits made available to the participant during the prior year. In the event the change of control occurs before January 1, 2001 and prior to the payment of the 2000 annual bonus, the average bonus component for those officers who do not have a two year bonus history with the company will be replaced by the target annual award under the Executive Bonus Plan in effect at the time of the change in control. Mr. Liess will receive a severance payment in an amount equal to 1.5 times his total compensation as defined above.


         ADDITIONAL SEVERANCE ARRANGEMENTS

         As part of their offers of employment, Mr. Liess and Mr. Stark will be entitled to severance benefits under certain circumstances in addition to termination upon change of control of our company. In the event that Mr. Liess' employment is terminated within 21 months of his hire date for any reason other than poor performance or just cause, he will receive 12 months of base salary plus earned commission. If Mr. Stark's employment is terminated within 24 months of his hire date for any reason other than poor performance or just cause, he will receive 12 months base salary. Mr. Liess and Mr. Stark will only be able to receive severance benefits under either the severance arrangement contained in their offer letters (as subsequently amended) or under the Change in Control Agreements described above.


         OPTION AGREEMENTS UPON CHANGE IN CONTROL

         Under the 1993 Stock Option/Stock Issuance Plan, certain options granted to executive officers, to the extent not already exercisable, generally become exercisable upon liquidation or dissolution of our company or a merger or consolidation pursuant to which either (1) our company is not the surviving entity or (2) ownership of more than 50 percent of the voting power of our stock is transferred. In addition, the plan administrator may accelerate vesting upon such conditions as it may impose in the event of a Hostile Takeover which is generally defined as the acquisition by one or more related parties of more than 50 percent of the voting power of our stock pursuant to a tender or exchange offer not recommended by our board.

         In addition, certain options granted to executive officers under the 1993 and 1999 option plans may be subject to "limited stock appreciation rights" at the sole discretion of the respective plan administrators. This means that the options with such rights at the time of a Hostile Takeover may be surrendered in return for a cash payment to the optionee equal to the difference between the then market price of the stock subject to the option (or, if higher, the highest price paid per share for stock by the acquirer in the Hostile Takeover) and the exercise price. Under the 1993 option plan, an option may be subject to limited stock appreciation rights only to the extent such option was exercisable and outstanding for at least six months prior to the Hostile Takeover and will automatically be cancelled in return for a cash payment.

         With respect to the 1997 Supplemental Stock Option Plan, the 1998 Stock Option Plan and the 1999 Stock Option/Stock Issuance Plan, in the event of a Corporate Transaction, as defined below, outstanding options which are not fully exercisable at the time of the transaction will automatically accelerate and become fully exercisable, except to the extent that (1) such options are either continued by us or assumed by the successor company or its parent, or (2) such options are replaced with a cash incentive program of the successor corporation, or (3) such options are subject to other limitations imposed by the plan administrator at the time of the option grant. Under the 1999 plan, the plan administrator has the additional authority to structure options issued under the Discretionary Grant Program so that they become fully exercisable immediately prior to a Corporate Transaction whether or not those options are assumed in the transaction.

         A Corporate Transaction is generally defined in the company's stock option plans as (1) a merger or consolidation in which 50 percent or more of the voting power of the company's outstanding shares is transferred, or (2) the sale, transfer or other disposition of all or substantially all of the company's assets in complete liquidation or dissolution of the company.

         Upon a Change of Control, as defined below under the 1998 and 1999 option plans, the plan administrator has the discretion to provide for the automatic acceleration of any outstanding options so that such options become fully exercisable immediately prior to the Change of Control. Alternatively, the plan administrator may condition option acceleration upon the termination of the optionee's employment by reason of an involuntary termination within a designated period, not to exceed 18 months, following the effective date of the Change in Control. A Change in Control is generally defined in the plans as the (a) direct or indirect acquisition of more than 50 percent or, in the case of the 1999 option plan, more than 35 percent of the voting power of our outstanding securities pursuant to a tender offer made directly to our company's stockholders or (b) a change in the majority of our company's board over a 24 month period or 36 months in the case of the 1999 option plan.

         Under the 1997 option plan and a stock option agreement entered into with Mr. Steep in April 1998, a change in control is generally defined as (a) the direct or indirect acquisition of more than 50 percent of the voting power of our company's outstanding securities pursuant to a tender offer made directly to our company's stockholders which the board does not recommend that stockholders accept or (b) a change in the majority of our company's board over a 24 month period. The plan administrator has the same discretionary authority to accelerate options under the change in control under the 1997 option plan as the plan administrator has under the 1998 and 1999 option plans described above. Under Mr. Steep's stock option agreement, his option will automatically become fully vested and exercisable immediately prior to a change in control.


         SELECT COMPENSATION NON-QUALIFIED DEFERRED COMPENSATION PLAN

         Our deferred compensation plan, which was adopted in 1996, allows select management or certain highly-compensated employees to defer for each year a certain percentage of annual salary, bonus, or profit-sharing amounts, or any combination thereof, as determined by agreement between the participant and us. Deferred compensation is invested in mutual funds selected by the participants from a group of mutual funds designated under our deferred compensation plan. Distribution of amounts paid into the deferred compensation plan is made

(1) upon the participant's retirement, disability, death or other termination of employment with us, (2) on the date elected in advance by the participant, or (3) in the event the participant has an unforeseeable emergency. No matching contributions were made to the deferred compensation plan by us in 1999.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF OUR PREVIOUS FILINGS MADE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS MADE BY OUR COMPANY UNDER THOSE STATUTES, NEITHER THE STOCK PERFORMANCE GRAPH ON PAGE 33 NOR THE FOLLOWING COMPENSATION COMMITTEE REPORT IS TO BE INCORPORATED BY REFERENCE INTO ANY SUCH PRIOR FILINGS, NOR SHALL SUCH GRAPH OR REPORT BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILINGS MADE BY OUR COMPANY UNDER THOSE STATUTES.

                   REPORT OF THE COMPENSATION COMMITTEE
                          ON EXECUTIVE COMPENSATION


OVERVIEW AND PHILOSOPHY

         The Compensation Committee is responsible for developing and making recommendations to the board with respect to our executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers.

         It is the philosophy of the Compensation Committee to provide competitive executive compensation which rewards executives on their performance and contribution to our company's growth and success. The goal of the committee is to create a compensation program that incorporates and promotes three attributes: (1) the attainment of high levels of individual performance, (2) the achievement of our financial and strategic goals, and (3) our ability to attract and retain key executives. Using these guidelines, the Compensation Committee believes it can realize its commitment to ensuring that compensation is meaningfully related to the value created for stockholders.


EXECUTIVE OFFICER COMPENSATION PROGRAM COMPONENTS

         The Compensation Committee formulates a compensation program which will ensure that salary levels and incentive opportunities are competitive and reflect our company's performance. Our compensation program for executive officers consists of (1) base salary, (2) cash incentive compensation and (3) long-term compensation in the form of stock options. Each of these components is described in more detail in the following sections.


         BASE SALARY

         Base salary levels for executive officers are determined, in part, through surveys providing market data on base compensation of executives in companies in the computer/high technology industry and other companies with which we compete for personnel. Average merit increases of industry benchmark companies are also considered in determining executive salary increases. In addition, the Compensation Committee evaluates individual experience and performance and specific issues particular to our company, such as success in creation of stockholder value and achievement of specific company objectives. The Compensation Committee reviews each executive's salary once a year and may increase each executive's salary at that time based on: (1) the individual's increased contribution to our company over the prior 12 months; (2) the individual's increased responsibilities over the prior 12 months; and (3) any increase in median competitive pay levels. Individual contributions are measured with respect to specific individual accomplishments established for each executive.


         INCENTIVE COMPENSATION

         Incentive compensation for 1999 was formulated to offer total annual cash compensation in excess of competitive levels if performance by an executive officer was substantially above targeted financial objectives. Based upon target performance levels tied to our revenues and earnings, the Compensation Committee established target bonus percentages for 1999 which varied between 30 percent and 45 percent of base salary for our executive officers. These percentages increased to between 60 percent and 90 percent if actual performance exceeded target performance. The Compensation Committee also predetermined a minimum performance level below which no bonus was earned. The performance goal at which the full target bonus was earned was determined by the Chief Executive Officer based upon individual performance and other factors. In the event we did not achieve the minimum performance level for the year, the board would consider recommendations from the Chief Executive Officer and the Compensation Committee, and would decide whether bonuses should be paid, and in what amounts.


         STOCK OPTION PLANS

         The stock option plans are our long-term equity incentive plans for executive officers and other employees. The Compensation Committee strongly believes that providing those persons who have substantial responsibility for our company's management and growth with an opportunity to increase their ownership of common stock will serve the best interests of stockholders.

         Generally, stock options are granted with exercise prices equal to the fair market value of the common stock on the grant date, have ten-year terms and have equal quarterly vesting periods over four years. Awards are made at a level intended to be competitive within both the local computer industry, and a broader group of computer peripheral manufacturing companies of comparable size and complexity.

         In July 1999, executive officers were granted stock options in order to raise their compensation to a level commensurate with industry standards.


CEO COMPENSATION

         The compensation of our Chief Executive Officer is based upon a number of economic and non-economic factors. Base salary and target bonus percentage levels were determined in accordance with general guidelines as described above in "Overview and Philosophy." The base salary level is determined, in part, through a comparison of salaries of chief executive officers for companies of comparable size in the computer/high technology industry. In addition, the Compensation Committee considers our company's performance in the prior year, as well as Mr. Purcell's experience and knowledge of our business. Mr. Purcell's performance and his contributions to achieving specific objectives are also evaluated by the Compensation Committee.

         Mr. Purcell's incentive compensation potential for 1999 was tied to bonuses and stock options. The Compensation Committee set a target performance level in terms of our attaining certain revenue and earnings goals. In the event the performance target levels were achieved, it was determined that Mr. Purcell would be awarded a target bonus of 50 percent of his base salary. If target performance levels were exceeded, the bonus percentage increased to between 50 percent and 100 percent of Mr. Purcell's base salary.


SUMMARY

         After its review of all existing programs, the Compensation Committee continues to believe that our compensation program for our executive officers is competitive with the compensation programs provided by other companies with which we compete. The Compensation Committee intends that any amounts to be paid under the annual incentive plan will be appropriately related to corporate and individual performance, yielding awards that are directly linked to the achievement of our goals and annual financial and operational results.

                                           COMPENSATION COMMITTEE
                                           CHARLES E. VOLPE, Committee Chairman
                                           RONALD J. HALL, Committee Member
                                           HOWARD L. JENKINS, Committee Member


COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

         Internal Revenue Code Section 162(m) disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered executive officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance based. Non-performance based compensation paid to executive officers for 1999 did not exceed the $1 million limit per executive officer. The Compensation Committee does not anticipate that the non-performance based compensation to be paid to executive officers for 2000 will exceed that limit. Our 1993, 1998 and 1999 stock option plans have now been structured and administered so that any compensation deemed paid in connection with the exercise of option grants made under those plans with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance based compensation which will not be subject to the $1 million limitation. On the other hand, the stock option agreement with Mr. Steep will not qualify for such exemption, and any compensation deemed paid by us in connection with the exercise of such option will be subject to the $1 million limitation; however, because it is unlikely that the cash compensation payable to any executive officer in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer approach the $1 million level.

         The 1997 option plan does not comply with Internal Revenue Code
Section 162(m) and any compensation that is deemed to be paid in connection with the exercise of options issued under that plan will not qualify as performance based compensation. Participation in the plan, however, is limited to ENCAD employees who are not officers or board members and who would therefore not be subject to the 162(m) limitations.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         From June 1998 until May 1999, Charles E. Volpe (Chairman), Craig S. Andrews, and Howard L. Jenkins served as members of the Compensation Committee. Until May 2000 Mr. Andrews was a partner in the law firm of Brobeck, Phleger & Harrison LLP, which will provide legal services to ENCAD in its current year and has provided legal services in connection with corporate and litigation matters during 1999. On May 19, 1999, the board re-appointed Mr. Volpe as Chairman and appointed Mr. Jenkins and Ronald J. Hall as members of the Compensation Committee. All three directors continued to serve on the committee through the end of 1999 and are currently members.

         No member of the Compensation Committee for 1999 is a former or current executive officer or employee. We are not aware of any other interlocks or insider participation with respect to the members of the Compensation Committee that would require disclosure under the applicable rules of the SEC.


PERFORMANCE GRAPH

         The following graph compares total stockholder returns related to the common stock since December 31, 1994 to the weighted average return of stocks of companies included in the Nasdaq Stock Market (U.S.) Index and a peer group index consisting of Nasdaq computer manufacturers. The total return for the common stock, the Nasdaq Stock Market (U.S.) Index, and the Nasdaq Computer Manufacturer Stock Index assumes the reinvestment of dividends, although dividends have not been declared on the common stock. The Nasdaq Stock Market (U.S.) Index tracks the aggregate price performance of equity securities of companies traded on the Nasdaq. Our common stock is traded on the Nasdaq National Market. The Nasdaq Computer Manufacturer Stock Index consists of companies with a Standard Industrial Classification Code identifying them as a computer manufacturer. The stockholder return shown on the graph below is not necessarily indicative of future performance and we do not make or endorse any predictions as to future stockholder returns.

                                    [GRAPH]



                                                                   FISCAL YEARS ENDED,

                                         12/31/94    12/31/95     12/31/96    12/31/97    12/31/98    12/31/99
                                         --------    --------     --------    --------    --------    --------

ENCAD, INC.

Stock Price                                 6.188       8.750       41.250      27.500       3.625       4.781
Multiplier                                  1.000       1.414        6.667       4.444       0.586       0.773
Indexed Value                              100.00      141.41       666.67      444.44       58.59       77.27

NASDQ US (BROAD MARKET):

Index Value                               244.532     345.609      425.222     521.032     734.202    1326.416
Multiplier                                  1.000       1.413        1.739       2.131       3.002       5.424
New Value                                  100.00      141.33       173.89      213.07      300.25      542.43

NASDQ-COMPUTER MFCS (PEER GROUP):

Index Value                               234.403     369.068      494.804     598.537    1296.852    2726.593
Multiplier                                  1.000       1.575        2.111       2.553       5.533      11.632
New Value                                  100.00      157.45       211.09      255.35      553.26     1163.21




              LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS

         Our certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers to the fullest extent permitted under Delaware law. We have entered into indemnification agreements with our directors and certain executive officers which may require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service (other than liabilities arising from acts or omissions involving intentional misconduct or knowing and culpable violations of law), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On December 7, 1998, ENCAD extended an interest-free loan in the principal amount of $25,000 to Mr. Liess, Vice President, Sales and Field Marketing. Mr. Liess authorized the company to withhold from any performance-related bonus which was owed to Mr. Liess after 1999 any amount necessary to repay all sums due under the note. The loan originally provided for repayment of all outstanding amounts within 15 days after payment of any performance-related bonus which may become due to Mr. Liess after 1999, or if no such bonus became payable, within 15 days after the public release of the company's 1999 financial results. In July 1999, the company granted Mr. Liess an extension for repayment of the loan until December 31, 2000.

         On December 1, 1999, we entered into a split dollar agreement for the benefit of Mr. Purcell which is discussed above under "Executive Compensation --All Other Compensation."

         Until May 2000 Mr. Andrews, a member of our board, was a partner in the law firm of Brobeck, Phleger & Harrison LLP which will provide legal services to us in the current year and has provided legal services in connection with corporate and litigation matters to us during the past year.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         In order to have a stockholder proposal considered for inclusion in next year's proxy statement for the 2001 annual meeting, the proposal must be received by us no later than January 10, 2001. In addition, if we do not receive proper notice of a stockholder proposal by that date, the proxies solicited by the board for the 2001 annual meeting will confer discretionary authority on the board to vote on any stockholder proposal presented at that meeting.

         All stockholder proposals must be submitted in writing and must conform with SEC regulations and our bylaws. Stockholders submitting proposals should direct them to our Corporate Secretary at 6059 Cornerstone Court West, San Diego, California 92121, using Certified Mail-Return Receipt Requested.

                              FINANCIAL STATEMENTS

         Our financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 1999. Copies of these statements and the Annual Report as filed with the SEC (excluding exhibits that are not specifically incorporated by reference in those documents) are available without charge to stockholders and may be obtained by writing our Corporate Secretary at 6059 Cornerstone Court West, San Diego, California 92121.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Such persons must also provide copies to us of any such report filed.

         Based solely on our review of the forms which we received and of written representations from certain reporting persons, we believe that during 1999, all of our executive officers, directors and greater than ten percent beneficial owners were in compliance with their Section 16(a) filing requirements, except as described below.

         Upon the appointment of Mr. Liess, Ms. Roland, Mr. Schwarzenbach, Mr. Sharp, Mr. Stark, Mr. Vandewarker and Mr. Van Voorhis as officers in the Company, it was initially determined that their duties did not include policy-making functions that required them to file beneficial ownership reports under Section 16(a). Subsequently, their functions as officers and related reporting obligations were re-evaluated. Consequently, Forms 3 and Forms 5 were filed in April 2000 for each of the above named vice presidents and such filings may be deemed untimely if measured from the date of each officer's appointment as a vice president. Of the Forms 3 filed, Ms. Roland reported four transactions; Mr. Sharp reported one transaction; Mr. Stark reported one transaction; and Mr. Vandewarker reported two transactions. Of the Forms 5 filed, Mr. Liess reported seven transactions; Ms. Roland reported five transactions; Mr. Schwarzenbach reported one transaction; Mr. Sharp reported one transaction; Mr. Stark reported five transactions; Mr. Vandewarker reported two transactions; and Mr. Van Voorhis reported a total of eleven transactions.

                                  OTHER MATTERS

         As of the date of this proxy statement, we know of no other matters to be presented at the 2000 annual meeting. If any other business is properly presented at the 2000 annual meeting for action, the persons named in the enclosed proxy will vote on such matters in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with their best judgment.

                                        By order of the Board of Directors,


                                        /s/ Thomas L. Green

                                        Thomas L. Green, Esq.
                                        Corporate Secretary
San Diego, California
June 8, 2000

                                    EXHIBIT A

                                   ENCAD, INC.
                      1999 STOCK OPTION/STOCK ISSUANCE PLAN

                  AS AMENDED AND RESTATED THROUGH MAY 22, 2000

                                  ARTICLE ONE

                               GENERAL PROVISIONS


I.   PURPOSE OF THE PLAN

     This 1999 Stock Option/Stock Issuance Plan is intended to promote the interests of ENCAD, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

     Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.  STRUCTURE OF THE PLAN

     A. The Plan shall be divided into four separate equity programs:

          (i) the Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock or special stock appreciation rights with respect to such shares,

          (ii) the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock,

          (iii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

          (iv) the Reload Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options which will, upon the payment of the exercise price of those options with shares of Common Stock, automatically entitle them to new options for the same number of shares of Common Stock delivered in payment of the exercise price.

     B. The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

     A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Grant and Stock Issuance Programs with respect to
Section 16 Insiders. Administration of the Discretionary Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary grants or stock issuances for members of the Primary Committee shall require the approval of a disinterested majority of the Board.

     B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

     C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant and Stock Issuance Programs under its jurisdiction or any option grant or stock issuance thereunder.

     D. The Primary Committee shall have the sole and exclusive authority to administer the Reload Option Grant Program for all persons eligible to participate in that program. As such Plan Administrator, the Primary Committee shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Reload Option Grant Program and to make such determinations under, and issue such interpretations of, the provisions of such program and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Primary Committee under the Reload Option Grant Program shall be final and binding on all parties who have an interest in such program or any option grant thereunder.

     E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

     F. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants made under that program.

IV.  ELIGIBILITY

     A. The persons eligible to participate in the Discretionary Grant, Stock Issuance and Reload Option Grant Programs are as follows:

          (i) Employees,

          (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

          (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

     B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the grants made under the Discretionary Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of any granted stock option as either an Incentive Option or a Non-Statutory Option, the time or times when each stock option or stock appreciation right is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the stock option or stock appreciation right is to remain outstanding and (ii) with respect to stock issuances made under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when those issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

     C. The Plan Administrator shall have the absolute discretion either to grant stock options or stock appreciation rights in accordance with the Discretionary Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

     D. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals serving as non-employee Board members on the Plan Effective Date, (ii) those individuals who first become non-employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Corporation's shareholders, and (iii) those individuals who continue to serve as non-employee Board members at one or more Annual Shareholders Meetings held after the Plan Effective Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

V.   STOCK SUBJECT TO THE PLAN

     A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 1,330,000 shares. Such share reserve consists of (i) the 580,000 shares of Common Stock initially reserved for issuance under the Plan plus (ii) an additional increase of 750,000 shares authorized by the Board on December 9, 1999, subject to stockholder approval at the 2000 Annual Meeting.

     B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first day of January each calendar year over the remaining term of the Plan, beginning with calendar year 2001, by an amount equal to four percent (4%) of the total number of shares of Common Stock outstanding on the date of each such annual increase, but in no event shall any such annual increase exceed 750,000 shares.

     C. No one person participating in the Plan may receive stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 250,000 shares of Common Stock in the aggregate per calendar year.

     D. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under Section IV of Article Two or Section II of Article Three shall NOT be available for subsequent issuance under the Plan.

     E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to
(i) the maximum number and/or class of securities issuable under the Plan, (ii) number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate per calendar year, (iii) the number and/or class of securities for which option grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members,
(iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of
Section V.B of this Article One and (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO

                           DISCRETIONARY GRANT PROGRAM


I.   OPTION TERMS

     Each stock option granted under this Article Two shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

     A.   EXERCISE PRICE.

          1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in one or more of the forms specified below:

               (i) cash or check made payable to the Corporation,

               (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

               (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

     C. EFFECT OF TERMINATION OF SERVICE.

        1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

          (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

          (ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution or by the Optionee's designated beneficiary or beneficiaries of that option.

          (iii) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

          (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

     D. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

          (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

          (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

     E. SHAREHOLDER RIGHTS. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

     F. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

     G. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

II.  INCENTIVE OPTIONS

     The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options designated as Non-Statutory Options when issued under the Plan shall NOT be subject to the terms of this Section II.

     A. ELIGIBILITY. Incentive Options may only be granted to Employees.

     B. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

     C. 10% SHAREHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

     A. In the event of any Corporate Transaction, each outstanding option under this Discretionary Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall NOT become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

     B. All outstanding repurchase rights under this Discretionary Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

     C. Immediately following the consummation of the Corporate Transaction, all outstanding options under this Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

     D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year and
(iv) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

     E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Grant Program so that those options shall, immediately prior to the effect date of such Corporate Transaction, become fully exercisable for the total number of shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Corporate Transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Grant Program so that those rights shall not be assignable in connection with such Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated rights shall thereupon vest in full.

     F. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become fully exercisable for the total number of shares of Common Stock at the time subject to those options in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

     G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effect date of a Change in Control, become fully exercisable for the total number of shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Grant Program so that those rights shall terminate automatically upon the consummation of such Change in Control, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Grant Program and the termination of one or more of the Corporation's outstanding repurchase rights under such program upon the subsequent termination of the Optionee's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control.

     H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

     I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.  STOCK APPRECIATION RIGHTS

     A. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant special stock appreciation rights to selected Optionees or other individuals eligible to receive such grants under the Discretionary Grant Program.

     B. Three types of stock appreciation rights shall be authorized for issuance under the Plan: (i) tandem stock appreciation rights ("Tandem Rights"),
(ii) stand-alone stock appreciation rights ("Stand-alone Rights") and (iii) limited stock appreciation rights ("Limited Rights").

     C. The following terms and conditions shall govern the grant and exercise of Tandem Rights under this Article Two.

          1. One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying Article Two stock option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

          2. No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section IV may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

          3. If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the LATER of
(i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

     D. The following terms and conditions shall govern the grant and exercise of Stand-alone Rights under this Article Two:

          1. One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option under the Discretionary Grant Program. The Stand-alone Right shall cover a specified number of underlying shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

          2. The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.

          3. The distribution with respect to an exercised Stand-alone Right may be made in shares of Common Stock valued at Fair Market Value on the exercise date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

     E. The following terms and conditions shall govern the grant and exercise of Limited Rights under this Article Two:

          1. One or more Section 16 Insiders may, in the Plan Administrator's sole discretion, be granted Limited Rights with respect to their outstanding options under this Article Two.

          2. Each individual holding one or more options with such a Limited Right shall have the unconditional right, exercisable for a thirty (30)-day period immediately following a Hostile Take-Over, to surrender each such option to the Corporation for a cash distribution in an amount equal to the excess of
(A) the Take-Over Price of the shares of Common Stock which are at the time subject to each surrendered option (whether or not the option is otherwise vested and exercisable for those shares) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

          3. At the time such Limited Right is granted, the Plan Administrator shall automatically pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph E. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

          4. The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.

     F. The shares of Common Stock underlying any stock appreciation rights exercised under this Section IV shall NOT be available for subsequent issuance under the Plan.

                                 ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM


I.   OPTION TERMS

     A. GRANT DATES. Option grants shall be made on the dates specified below:

          1. Each individual who is first elected or appointed as a non-employee Board member on or after the date of the 1999 Annual Shareholders Meeting shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 18,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

          2. On the date of each Annual Shareholders Meeting, beginning with the 1998 Annual Shareholders Meeting, each individual who is re-elected to serve as an Eligible Director shall automatically be granted a Non-Statutory Option to purchase 7,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 7,000-share option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual option grants over their period of continued Board service.

          3. Shareholder approval of this Plan Restatement at the 2000 Annual Shareholders Meeting shall constitute pre-approval of each option grant made under this Automatic Option Grant Program on or after the date of such Annual Meeting and the subsequent exercise of that option in accordance with the terms and conditions of this Article Three and the stock option agreement evidencing such grant.

          4. The Automatic Option Grant Program under this Plan shall supersede and replace the automatic option grant program currently in effect for the non-employee Board members under the Corporation's 1998 Stock Option Plan. Accordingly, upon shareholder approval of the Plan at the 1999 Annual Meeting, that program shall immediately terminate, and no further option grants shall be made to the non-employee Board members under that program. All options granted to the non-employee Board members on or after the date of the 1999 Annual Shareholders Meeting, whether upon their initial election or appointment to the Board upon their re-election at one or more of the Corporation's subsequent annual stockholder meetings, shall be effected solely and exclusively in accordance with the terms and provisions of this Article Three.

     B. EXERCISE PRICE.

          1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     C. OPTION TERM. Each option shall have a maximum term the LESSER of (i) ten
(10) years measured from the option grant date or (ii) twelve (12) months following termination of Board service.

     D. EXERCISE AND VESTING OF OPTIONS. Each 18,000-share option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each such 18,000-share option shall vest, and the Corporation's repurchase right shall lapse in two (2) successive equal annual installments over the Optionee's period of Board service, with the first such installment to vest upon the completion of one (1) year of Board service measured from the automatic grant date. Each 7,000-share option shall be immediately exercisable for any or all of the option shares as fully-vested shares.

     E. LIMITED TRANSFERABILITY OF OPTIONS. Each option under this Article Three may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Three, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

     F. TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time of his or her cessation of Board service:

          (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

          (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

          (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

          (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

 II. CORPORATE TRANSACTION/CHANGE IN CONTROL/ HOSTILE TAKE-OVER

     A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

     B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

     C. All outstanding repurchase rights under this Automatic Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.

     D. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding option grants under this Automatic Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Stockholder approval of this Plan Restatement at the 2000 Annual Meeting shall constitute pre-approval of the grant of each such limited cash-out right and the subsequent exercise of that right in accordance with the terms of this Paragraph D. Accordingly, no approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

     E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

     F. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III. REMAINING TERMS

     The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Grant Program.

                                  ARTICLE FOUR

                             STOCK ISSUANCE PROGRAM


I.   STOCK ISSUANCE TERMS

     Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening options. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or Service requirements. Each such award shall be evidenced by one or more documents which comply with the terms specified below.

     A. PURCHASE PRICE.

          1. The purchase price per share of Common Stock subject to direct issuance shall be fixed by the Plan Administrator.

          2. Subject to the provisions of Section II of Article Six, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

               (i) cash or check made payable to the Corporation, or

               (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

     B. VESTING/ISSUANCE PROVISIONS.

          1. The Plan Administrator may issue shares of Common Stock which are fully and immediately vested upon issuance as a stock bonus for past services rendered the Corporation (or any Parent or Subsidiary) or which are to vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. Alternatively, the Plan Administrator may issue share right awards which shall entitle the recipient to receive a specified number of vested shares of Common Stock upon the attainment of one or more performance goals or Service requirements established by the Plan Administrator.

          2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

          3. The Participant shall have full stockholder rights with respect to the issued shares of Common Stock, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

          4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock, or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

          5. The Plan Administrator may waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

          6. Outstanding share right awards shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained. The Plan Administrator, however, shall have the authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals or Service requirements are not attained.

II.  CHANGE IN CONTROL/HOSTILE TAKE-OVER

     A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

     B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

     C. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, upon the consummation of a Change in Control or, alternatively, upon an Involuntary Termination the Participant's Service within a designated period (not to exceed eighteen (18) months) following the effective date of that Change in Control.

III. SHARE ESCROW/LEGENDS

     Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FIVE

                           RELOAD OPTION GRANT PROGRAM

I.   TERMS AND CONDITIONS

     A. The Primary Committee shall have full power and authority, exercisable in its sole discretion at the time a stock option is granted under the Discretionary Grant Program, to include a reload feature as part of that option grant. To the extent an option with such a reload feature is subsequently exercised through the delivery of previously-acquired shares of Common Stock in payment of the exercise price for the shares purchased under that option, the Optionee shall automatically be granted, at the time of such exercise, a new option (the "Reload Option") to purchase the number of shares of Common Stock so delivered. For purposes of this Article Five, the underlying option with such a reload feature shall be referred to as the "Original Option."

     B. The Primary Committee may, in its sole discretion, provide in the instrument evidencing the reload feature that no Reload Option shall be granted in the event the Original Option with such feature is exercised before a specified period of time has elapsed after the grant date of that Original Option.

     C. The reload feature and each Reload Option shall each be evidenced by instruments in such form as the Primary Committee shall from time to time deem appropriate. However, the terms and provisions of each Reload Option shall be exactly the same as the terms and provisions of the Original Option to which such Reload Option relates, except to the extent otherwise indicated below.

     D. Unless the Primary Committee specifies otherwise in the instrument evidencing the reload feature, the exercise price per share of the Common Stock purchasable under the Reload Option shall be equal to the Fair Market Value per share of Common Stock on the Reload Grant Date. The Primary Committee shall specify in the instrument evidencing the reload feature the period of time which must elapse following the exercise of the Original Option before the Reload Option shall become exercisable. Once the period specified by the Primary Committee has elapsed, the Reload Option shall become immediately exercisable for all of the shares of Common Stock at the time subject to that Reload Option.

     E. The exercise price shall become immediately due upon exercise of the Reload Option and shall be payable in the same form or forms in which the exercise price may be paid under the Original Option.

     F. In no event shall any additional Reload Option be granted in connection with the subsequent exercise of the Reload Option granted with respect to the Original Option, whether or not shares of Common Stock are delivered in payment of the exercise price of that Reload Option.

     G. The Reload Option shall have the same maximum option term and expiration date as the Original Option to which it relates, subject to earlier termination at the same time the Original Option may so terminate.

     H. The holder of the Reload Option shall have none of the rights of a shareholder with respect to the shares covered by the Reload Option until such individual shall have exercised the Reload Option, paid the exercise price for the purchased shares and become the holder of record of those shares.

                                   ARTICLE SIX

                                  MISCELLANEOUS


I.   FINANCING

     The Plan Administrator may permit any Optionee to pay the option exercise price under the Discretionary Grant Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee exceed the sum of (i) the aggregate option exercise price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the option exercise or share purchase.

II.  TAX WITHHOLDING

     A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

     B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

          STOCK WITHHOLDING: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

          STOCK DELIVERY: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                                      23.

II.  EFFECTIVE DATE AND TERM OF THE PLAN

     A. The Plan and each of the equity incentive programs thereunder shall become effective immediately upon the approval of the Corporation's shareholders at the 1999 Annual Meeting. Options may be granted under the Plan at any time on or after the date of such shareholder approval. If such shareholder approval is not obtained, then this Plan shall not become effective, and no options shall be granted and no shares shall be issued under the Plan.

     B. The Plan shall terminate upon the EARLIEST of (i) February 10, 2009,
(ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants.

III. AMENDMENT OF THE PLAN

     A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options at the time outstanding under the Plan unless the Optionee consents to such amendment or modification. In addition, certain amendments may require shareholder approval in accordance with applicable laws and regulations.

     B. The Plan was amended and restated by the Board on December 9, 1999 (the "2000 Restatement") to effect the following changes, subject to stockholder approval at the 2000 Annual Meeting:

          (i) increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional 750,000 shares so that the authorized share reserve is thereby increased from 580,000 shares to 1,330,000 shares of Common Stock; and

          (ii) implement an automatic share increase provision whereby the share reserve under the Plan will automatically increase on the first day of January each calendar year, commencing with the 2001 calendar year, by 4% of the total number of outstanding shares of Common Stock on that date, subject to a maximum annual increase of 750,000 shares.

     No option grants or direct stock issuances shall be made on the basis of the share increases authorized by the 2000 Restatement unless and until that restatement is approved by the stockholders at the 2000 Annual Meeting.

     C. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program that are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under that program shall be held in escrow until there is obtained shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal
Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

IV.  USE OF PROCEEDS

     Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

V.   REGULATORY APPROVALS

     A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock upon the exercise of any granted option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

     B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VI.  NO EMPLOYMENT/SERVICE RIGHTS

     Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX


     The following definitions shall be in effect under the Plan:

     A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under Article Three of the Plan.

     B. BOARD shall mean the Corporation's Board of Directors.

     C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

          (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than thirty-five percent (35%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders, or

          (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

     D. CODE shall mean the Internal Revenue Code of 1986, as amended.

     E. COMMON STOCK shall mean the Corporation's common stock.

     F. CORPORATE TRANSACTION shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

          (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

          (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     G. CORPORATION shall mean ENCAD, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of ENCAD, Inc. which shall by appropriate action adopt the Plan. its successors.

     H. DISCRETIONARY GRANT PROGRAM shall mean the discretionary grant program in effect under Article Two of the Plan.

     I. ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

     J. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     K. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

     L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

          (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     M. HOSTILE TAKE-OVER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders which the Board does not recommend such shareholders to accept.

     N. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

     O. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

          (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

          (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

     P. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to dismiss or discharge any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not, for purposes of the Plan, be deemed to constitute grounds for termination for Misconduct.

     Q. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

     R. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

     S. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

     T. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     U. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

     V. PLAN shall mean the Corporation's 1999 Stock Option/Stock Issuance Plan, as set forth in this document.

     W. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

     X. PLAN EFFECTIVE DATE shall mean February 10, 1999, the date the Plan was adopted by the Board.

     Y. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Grant and Stock Issuance Programs with respect to Section 16 Insiders.

     Z. RELOAD OPTION GRANT PROGRAM shall mean the special option grant program in effect under Article Five of the Plan.

     AA. SECONDARY COMMITTEE shall mean a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

     BB. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

     CC. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

     DD. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

     EE. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

     FF. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under Article Four of the Plan.

     GG. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     HH. TAKE-OVER PRICE shall mean the GREATER of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

     II. 10% SHAREHOLDER shall mean the owner of stock (as determined under Code
Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

     JJ. WITHHOLDING TAXES shall mean the Federal, state and local income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

                                    EXHIBIT B

                                   ENCAD, INC.

                 AMENDMENT TO 1993 EMPLOYEE STOCK PURCHASE PLAN

I.   AMENDMENT

     Section VI, Stock Subject to Plan, of ENCAD's 1993 Employee Stock Purchase Plan has been amended to read as follows:

     A. The maximum number of shares of Common Stock which may be issued under the Plan shall be 720,000 shares of Common Stock (subject to adjustment under Section VI.B below). Such share reserve consists of (i) the 200,000 shares initially reserved for issuance under the Plan, (ii) the 200,000-share increase authorized by the Board on March 12, 1996 and approved by the stockholders at the 1996 Annual Meeting, (iii) an additional 120,000-share increase authorized by the Board on February 11, 1997 and approved by the stockholders at the 1997 Annual Meeting and (iv) the additional 200,000-share increase authorized by the Board on December 9, 1999, subject to stockholder approval at the 2000 Annual Meeting.

     B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first day of January each calendar year over the remaining term of the Plan, beginning with calendar year 2001, by an amount equal to one percent (1%) of the total number of shares of Common Stock outstanding on the date of each such annual increase, but in no event shall any such annual increase exceed 175,000 shares.

     C. In the event any change is made to the Company's outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of shares issuable over the term of the Plan, (ii) the class and maximum number of shares purchasable per Participant during any one option period, (iii) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section VI.B above and (iii) the class and number of shares and the price per share in effect under each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

II.  OTHER TERMS AND PROVISIONS

     Except for the foregoing amendment, all other terms and provisions of ENCAD's 1993 Employee Stock Purchase Plan shall continue in full force and effect.

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                   ENCAD, INC.

The undersigned hereby appoints David A. Purcell and Thomas L. Green, jointly and severally, as proxies, with full power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ENCAD, Inc. to be held on Thursday, July 20, 2000, or at any postponements or adjournments thereof, as specified on the other side, and to vote in his discretion on such other business as may properly come before the meeting and any adjournments thereof.




                         PLEASE PROMPTLY PLACE YOUR VOTE
                        SEE REVERSE SIDE FOR INSTRUCTIONS

                                                  ENCAD, Inc.

      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/




THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR     / /     / /       / /
ITEMS 1, 2, 3, 4, 5 AND 6                        For   Withheld   For All             3.  Proposal for automatic annual increases
                                                 All   All        Except                  in authorized shares under the 1999
                                                                                          Stock Option/Stock Issuance Plan

                                                                                          For / /     Against / /     Abstain / /

1.  ELECTION OF DIRECTORS
                    Nominees:          Robert V. Adams            Howard L. Jenkins

                                                                  ________________
                    Craig S. Andrews   David A. Purcell           Write Nominee Exception(s) above

                    Ronald J. Hall     Charles E. Volpe                               4.  Proposal to increase the number of
                                                                                          authorized shares under the 1993
                                                                                          Employee Stock Purchase Plan

                                                                                          For / /     Against / /     Abstain / /

2.  Proposal to increase the number of authorized shares
    under the 1999 Stock Option/Stock Issuance Plan                                   5.  Proposal for automatic annual increases
                                                                                          in authorized shares under the 1993
                                                                                          Employee Stock Purchase Plan

                                                                                      6.  Proposal to ratify Deloitte & Touche LLP
                                                                                          as independent auditors




                                                                                           --------------------------------------
                                                                                           Signature                         Date


                                                                                           --------------------------------------
                                                                                           Signature                         Date

                                                                                           NOTE: Please sign as name appears on
                                                                                           this proxy.  Joint owners should each
                                                                                           sign.  When signing as attorney,
                                                                                           executor, trustee or guardian, please
                                                                                           give full title.
